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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Douglas Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

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Douglas Dynamics, Inc.
7777 N. 73rd Street
Milwaukee, WI 53223

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Douglas Dynamics, Inc.:

        On behalf of our Board of Directors, you are cordially invited to attend our 2020 annual meeting of stockholders, which will be held on Tuesday, April 28, 2020, at 2:00 p.m. (Central Time) at the Douglas Dynamics Distribution Center located at 7611 N. 73rd Street, Milwaukee, WI 53223, for the following purposes:

  1.
  Election of two persons to our Board of Directors to hold office until the 2023 meeting of stockholders;

  2.
  Advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying proxy statement;

  3.
  Ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2020;

  4.
  Approval of our Amended and Restated 2010 Stock Incentive Plan; and

  5.
  Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Our Board of Directors has fixed the close of business on March 6, 2020 as the record date for the determination of the stockholders entitled to notice of, and to vote at, our annual meeting. A proxy statement and proxy card are enclosed. Whether or not you expect to attend our annual meeting, it is important that you promptly complete, sign, date and mail the proxy card in the enclosed envelope so that you may vote your shares. If you hold your shares in a brokerage account, you should be aware that, if you do not instruct your broker how to vote your shares at least 10 days prior to the annual meeting, your broker will not be permitted to vote your shares for the election of directors or on the advisory vote on the compensation of our named executive officers.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 28, 2020. The Douglas Dynamics, Inc. proxy statement for the 2020 Annual Meeting of Stockholders and the 2019 Annual Report to Stockholders are available at http://ir.douglasdynamics.com/financial- information.

        We are actively monitoring the public health and travel concerns relating to the coronavirus ("COVID-19") and the protocols and restrictions imposed by the federal, state, and local governments. The health and well-being of our employees and stockholders are paramount. If public health developments warrant, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or by means of remote communications (either solely or also with an in-person component). Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission. If you are planning to attend our meeting, please monitor our website at ir.douglasdynamics.com for updated information. As always, we encourage you to vote your shares prior to the annual meeting.

By order of the Board of Directors,

Sarah C. Lauber Chief Financial Officer and Secretary

Milwaukee, Wisconsin
March 27, 2020

PROXY STATEMENT
FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, APRIL 28, 2020

ATTENDANCE AND VOTING MATTERS

        Douglas Dynamics, Inc. ("we", "our", "us" or "Company"), a Delaware corporation, is mailing this proxy statement and the accompanying form of proxy to stockholders in connection with a solicitation of proxies by our Board of Directors (our "Board") for use at our 2020 annual meeting of stockholders to be held on Tuesday, April 28, 2020 at 2:00 p.m. (Central Time) at the Douglas Dynamics Distribution Center located at 7611 N. 73rd Street, Milwaukee, WI 53223, and all adjournments or postponements thereof ("Annual Meeting"), for the purposes set forth in the attached Notice of 2020 Annual Meeting of Stockholders. Our common stock is listed on the New York Stock Exchange LLC ("NYSE") under the symbol PLOW.

Voting at Our Annual Meeting

        Execution of a proxy given in response to this solicitation will not affect a stockholder's right to attend our Annual Meeting and to vote in person. Presence at our Annual Meeting of a stockholder who has signed a proxy does not in itself revoke that proxy. Any stockholder giving a proxy may revoke it at any time before or at the Annual Meeting by giving notice thereof to us in writing, by attending our Annual Meeting and voting in person or by delivering a proxy bearing a later date.

Voting by Proxy

        You may arrange to vote your shares by proxy or by mail following the instructions in the form of proxy card. If you choose to vote by mail, please complete your proxy card and return it to us before our Annual Meeting. We will vote your shares as you direct on your properly executed proxy card. The shares represented by executed but unmarked proxies will be voted (i) FOR the election to our Board of the nominees for director named below, (ii) FOR approval of the compensation of our named executive officers as disclosed in this proxy statement, (iii) FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020, (iv) FOR approval of our Amended and Restated 2010 Stock Incentive Plan, and (v) on such other business or matters as may properly come before our Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the items noted above, our Board has no knowledge of any other matters to be presented for action by our stockholders at the Annual Meeting.

Who Can Vote and the Number of Votes You Have

        Only holders of record of our common stock at the close of business on March 6, 2020 (the "Record Date") are entitled to notice of, and to vote at, our Annual Meeting. On the Record Date, 22,795,578 shares of our common stock were outstanding and entitled to vote. Each such share is entitled to one vote on each matter submitted for stockholder approval at our Annual Meeting.

        Participants in the Douglas Dynamics, L.L.C. 401(k) Plan (the "401(k) Plan") who have allocated amounts to the common stock fund in that Plan are entitled to instruct the trustee of the 401(k) Plan how to vote shares allocated to their accounts. To the extent participants do not provide timely directions to the trustee on how to vote the shares allocated to their accounts, the trustee will vote the shares with respect to which proper direction has not been received in the same proportion as those shares for which proper direction has been received.

Required Vote

        Proposal 1:    Directors are elected by a plurality of the votes cast at our Annual Meeting. To be elected by a "plurality" of the votes cast means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by an indication on the proxy card that you wish to "withhold authority," by a broker non-vote (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors) or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

        Proposal 2:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the advisory vote on compensation of our named executive officers. Abstentions will have the effect of votes against this proposal, but broker non-votes will have no effect on approval of this proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

        Proposal 3:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required for ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2020. Brokers may vote uninstructed shares for this proposal as it is considered to be a "routine" proposal. Abstentions will have the effect of votes against this proposal

        Proposal 4:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve our Amended and Restated 2010 Stock Incentive Plan. Abstentions will have the effect of votes against this proposal, but broker non-votes will have no effect on approval of this proposal.

        A quorum of stockholders is necessary to take action at our Annual Meeting. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at our Annual Meeting. Votes cast by proxy or in person at our Annual Meeting will be tabulated by the inspector of election appointed for our Annual Meeting. Our assistant corporate secretary will serve as the inspector of election for our Annual Meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors, with respect to the advisory vote on the compensation of our named executive officers or for approval of our Amended and Restated 2010 Stock Incentive Plan) will count toward the quorum requirement.

 ELECTION OF DIRECTORS
(Proposal 1)

        Our Board currently consists of seven members. Our Board is divided into three classes for purposes of election. The director or directors in one class are generally elected at each annual meeting of stockholders to serve for a three-year term and until their successors are duly elected and qualified. The directors elected at our Annual Meeting will hold office for a three-year term expiring at our 2023 annual meeting of stockholders and until his successor is duly elected and qualified. Other than the two directors who are nominated for election at our Annual Meeting, our other directors are not up for election this year and will continue in office for the remainder of their terms. As of the date of this proxy statement, each of the nominees for election has indicated that he is able and willing to serve as a director. However, if some unexpected occurrence should require our Board to substitute some other person or persons for one or more of the nominees, it is intended that the shares represented by proxies received and voted for such other candidate or candidates, or not voted, will be voted for another nominee or nominees selected by our Board.

        On February 19, 2020, Mr. Janik provided, and the Board accepted, Mr. Janik's notice of retirement as Executive Chairman under the terms of his Employment Agreement, effective immediately following the Annual Meeting. This means that Mr. Janik will no longer serve as an executive officer of the Company following the annual meeting. The Board has nominated Mr. Janik for re-election as a member of our Board given his extensive knowledge and experience of our Company and the industries in which we operate. The Board has further determined, such that the Company can continue to benefit from his leadership, to elect Mr. Janik as the non-executive Chairman of the Board immediately following the Annual Meeting if he is elected as a director at the Annual Meeting.

Nominees for Election at the Annual Meeting

        The following sets forth certain information, as of the Record Date, about the nominees for election at our Annual Meeting. Each of the nominees is currently a director of our Company.

Director Nominees for Terms Expiring in 2023

        James L. Janik, 63, has been serving as our Executive Chairman since January 2019 and as a director since 2004. Mr. Janik will be retiring as an officer of our Company effective immediately following the Annual Meeting. Mr. Janik became our Chairman of the Board in 2014. Mr. Janik previously served as our President and Chief Executive Officer from 2004 until January 2019. Mr. Janik also served as President and Chief Executive Officer of Douglas Dynamics Incorporated, the entity that previously operated our business, from 2000 to 2004. Mr. Janik was Director of Sales of our Western Products division from 1992 to 1994, General Manager of our Western Products division from 1994 to 2000 and Vice President of Marketing and Sales from 1998 to 2000. Prior to joining us, Mr. Janik was the Vice President of Marketing and Sales of Sunlite Plastics Inc., a custom extruder of thermoplastic materials, for two years. During the 11 prior years, Mr. Janik held a number of key marketing, sales and production management positions for John Deere Company. Mr. Janik's qualifications to serve on our Board include his 24 years of experience at our Company, including his 18 years of experience as our and Douglas Dynamics Incorporated's President and Chief Executive Officer, as well as his depth of experience at businesses affected by weather-related seasonality. This experience, comprehensive knowledge of the snow and ice control equipment industry, and inside perspective of the day-to-day operations of the Company provides essential insight and guidance to our Board and qualifies him to serve as our Executive Chairman.

        James D. Staley, 70, has been serving as a director since 2010 and as our Lead Independent Director since our 2014 Annual Meeting. He retired in 2008 after more than 35 years of service with

Roadway Express, Inc. ("Roadway"), a motor freight carrier company, and its successor company, YRC Worldwide, Inc. ("YRC"), a North American transportation service provider, which acquired Roadway in 2003. Mr. Staley joined Roadway in 1971 and during his years of service with that company and its successor company, YRC, served as Chief Executive Officer of the Regional Transportation Division of YRC from 2006 to 2007, President and Chief Executive Officer of the Roadway Division of YRC from 2004 to 2005, and in various management positions for Roadway from 1971 to 2003, including Vice President of the Northeastern Division from 1993 to 1994, Vice President of Operations from 1994 to 1998, and President and Chief Executive Officer of Roadway from 1998 to 2003. Mr. Staley currently serves on the Board of Directors of Roadrunner Transportation Systems, Inc. Mr. Staley's qualifications to serve on our Board include his leadership experience at a publicly held company and his background in the transportation industry as a member of senior management of a transportation service provider.

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE FOREGOING NOMINEES FOR ELECTION AS A DIRECTOR.

Directors Remaining in Office Until 2021

        James L. Packard, 77, has been serving as a director since 2010. He served as President of Regal-Beloit Corporation, a manufacturer of mechanical and electrical products, from 1980 until 2006, as Chief Executive Officer and Chairman of the Board from 1986 until 2005, and as Chairman of the Board through 2006, when he retired. Mr. Packard currently serves on the Board of Directors of ABC Supply Co. Inc., DMHE (Diane M. Hendricks Enterprises), First National Bank & Trust Company of Beloit and Center 1 Bancorp Inc. Mr. Packard also has previous board experience on the Board of Governors of the American Stock Exchange, the Boards of Directors of Gehl Company, Elco Corporation, Clarcor Inc. and The Manitowoc Company, Inc., and numerous manufacturing industry boards and associations. Mr. Packard's qualifications to serve on our Board include his more than 27 years of experience in senior management of a publicly traded company, his experience as the chief executive officer of a manufacturing company and his many years of service on boards of directors and committees.

        Kenneth W. Krueger, 63, has been serving as a director since 2011. He also has served as Chairman of The Manitowoc Company, Inc., a capital goods manufacturer, since March 2016. Previously, he served as interim Chairman, President and Chief Executive Officer of The Manitowoc Company, Inc. from October 2015 through March 2016 and as a director and Chairman of the Audit Committee for that company from 2004 until October 2015. He also has served as a director of Albany International Corp., a global advanced textiles and materials processing company, since December 2016. From May 2006 until August 2009, Mr. Krueger was the Chief Operating Officer of Bucyrus International, Inc., a global mining equipment manufacturer headquartered in South Milwaukee, Wisconsin. Mr. Krueger also served as Bucyrus International, Inc.'s Executive Vice President from December 2005 until May 2006. Prior to joining Bucyrus International, Inc., Mr. Krueger was Senior Vice President and Chief Financial Officer of A. O. Smith Corporation, a global manufacturer of water heaters in Milwaukee, Wisconsin, from August 2000 until June 2005. Mr. Krueger's qualifications to serve on our Board include his leadership experience at a publicly traded company and his background in the manufacturing industry as a member of the senior management team at a global manufacturer of mining equipment.

Directors Remaining in Office Until 2022

        Margaret S. Dano, 60, has been serving as a director since 2012. She also has served as a member of the board of directors and the governance and compensation committees of Neenah Paper Inc. (NYSE: NP) since April 2015 and in 2018 retired as the chairman of the board of directors of Superior Industries International, Inc. (NYSE: SUP), a designer and manufacturer of aluminum road wheels for sale to original equipment manufacturers, where she served as lead director since 2010 and as a member of the board of directors since 2007. Ms. Dano was Vice President, Worldwide Operations of Garrett Engine Boosting Systems, a division of Honeywell International, Inc., from June 2002 until her retirement from that position in 2005. From April 2002 to June 2002, she was Vice President, Global Operations, Automation and Controls Solutions of Honeywell. Before joining Honeywell, Ms. Dano served in executive or management roles with Avery Dennison Corporation, Black & Decker Corporation and General Electric Corporation. Ms. Dano has been a member of the board of directors of Industrial Container Services, a provider of reusable container solutions in the United States, since 2011, and currently serves as lead director and as a member of the compensation committee. She has served on the board of directors and the audit, compensation and governance committees of Fleetwood Enterprises, Inc., and on the board of directors and as lead director and chair of the compensation committee of Anthony International Equipment Services Corp. Ms. Dano's qualifications to serve on our Board include her leadership experience at publicly traded manufacturing companies and her background in the manufacturing industry as a member of senior management teams with responsibility for global operations.

        Donald W. Sturdivant, 59, has been serving as a director since 2010. Since September 2016, he has served as an operating partner with Snow Phipps Group, LLC, a private equity firm investing in middle market companies. Mr. Sturdivant previously served as the Chief Executive Officer of Fleetpride, Inc., an independent distributor of parts for heavy duty trucks and trailers, from June 2015 until April 2016. He previously served from February 2009 until March 2015 as Chief Executive Officer of Marietta Corporation, a manufacturer of hotel amenities for hotel chains in North America and provider of contract manufacturing to consumer packaged goods companies in both the personal care and household care markets. Prior to becoming Chief Executive Officer of Marietta Corporation, Mr. Sturdivant was Executive Vice President of Graphic Packaging International, Inc., a provider of paperboard packaging products to multinational food, beverage and other consumer products companies, from March 2008 until December 2008. He served as Senior Vice President, Consumer Packaging Division, of Graphics Packaging International, a predecessor to Graphic Packaging International, Inc., from 2003 to 2006, and as President, Performance Packaging Division, of Graphic Packaging Corporation, a predecessor to Graphic Packaging International, from 1999 to 2003. Mr. Sturdivant also was Chief Operating Officer of Altivity Packaging Corporation, another predecessor to Graphic Packaging International, Inc. from August 2006 to March 2008. Mr. Sturdivant's qualifications to serve on our Board include his leadership experience at several publicly held corporations and his background in the manufacturing industry as a member of senior management at a number of manufacturing companies.

        Robert L. McCormick, 59, has been serving as our President and Chief Executive Officer and as a director since January 2019. Previously, Mr. McCormick served as our Chief Operating Officer from August 2017 until January 2019. Prior to becoming Chief Operating Officer, Mr. McCormick served as our Executive Vice President and Chief Financial Officer from September 2004 through August 2017, as our Secretary from May 2005 through August 2017, as our Assistant Secretary from September 2004 to May 2005 and as our Treasurer from September 2004 through December 2010. Prior to joining us, Mr. McCormick served as President and Chief Executive Officer of Xymox Technology Inc. from 2001 to 2004. Prior to that, Mr. McCormick served in various capacities in the Newell Rubbermaid Corporation, including President from 2000 to 2001 and Vice President Group Controller from 1997 to 2000. We believe that Mr. McCormick's experience in various leadership positions both inside and outside the Company, as well as his deep understanding of the Company's business, operations and strategy, qualify him to serve on our Board.

 CORPORATE GOVERNANCE

Board Leadership Structure

        Our Board does not have a policy on whether the roles of Chief Executive Officer and Chairman should be separate. Our bylaws and Corporate Governance Guidelines provide us with the flexibility to combine or separate these roles, and our Board reserves the right to vest the responsibilities of the Chief Executive Officer and Chairman in different individuals or in the same individual depending on our Board's judgment as to the best interests of our Company.

        Previously, Mr. Janik had served in the combined role of Chairman and Chief Executive Officer. On January 1, 2019, Mr. Janik transitioned from his role as our Chief Executive Officer to our Executive Chairman and Mr. McCormick was appointed as our new Chief Executive Officer and as a member of our Board. As a part of this transition, our Board determined that it was in the best interests of our Company for the roles of Chairman and Chief Executive Officer to be separated. On February 19, 2020, Mr. Janik provided, and the Board accepted, Mr. Janik's notice of retirement as Executive Chairman under the terms of his Employment Agreement, effective immediately following the Annual Meeting. The Board has determined, such that the Company can continue to benefit from his leadership, to elect Mr. Janik as the non-executive Chairman of our Board immediately following the Annual Meeting if he is elected as a director at the Annual Meeting. Our Board believes that Mr. Janik remains the person best qualified to serve as our Chairman in light of his having served as our Chairman and Chief Executive Officer, his extensive experience and qualifications with our Company and within our industry and in-depth knowledge of our markets and customer base. Our Board also believes that having Mr. Janik serve as our Chairman allows him to leverage his prior knowledge as our former Chief Executive Officer to provide strategic leadership on our Board.

        In the circumstance where the responsibilities of the Chief Executive Officer and Chairman are vested in the same individual, or where the Chairman is not considered independent, the Board will designate a Lead Independent Director from among the independent directors to preside over the executive sessions of the non-employee directors. Mr. Staley has served as our Lead Independent Director since 2014. Mr. Staley was selected for this position because of his service on our Board since 2010, his leadership experience at a publicly held company and his background in the transportation industry as a member of senior management of a transportation service provider. Assuming that Mr. Janik is reelected to our Board by our stockholders and appointed by our Board as our non-executive Chairman, our Board has determined that Mr. Janik will not be an independent Chairman due to his prior service as an executive officer. As a result, we expect that Mr. Staley will continue to serve as our Lead Independent Director following the Annual Meeting.

        Our Lead Independent Director's responsibilities, as set forth in our Corporate Governance Guidelines, include:

  •
  presiding at all meetings of the Board in the event of the absence of the Chairman of the Board;

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  presiding at all executive sessions of the independent directors;

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  serving as a liaison between the Chairman of the Board and the independent directors;

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  facilitating information flow and communication among the directors, including approving (i) agendas for meetings of the Board, (ii) scope of information being provided to the directors and (iii) meeting schedules, to ensure allotted time is sufficient for discussion; and

  •
  being available for consultation and direct communication with major stockholders if requested by such stockholders.

        Our Lead Independent Director also has the authority to call meetings of the independent directors.

        Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our Company, streamlines accountability for our performance and facilitates our Board's efficient and effective functioning.

Risk Management and Oversight

        Our full Board oversees our risk management process. Our Board oversees a Company-wide approach to risk management, carried out by management. Our full Board determines the appropriate risk for our Company generally, assesses the specific risks we face, including cyber security risks, and reviews the steps taken by management to manage those risks.

        While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks as well as financial risks and is also responsible for overseeing potential conflicts of interests. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board. Pursuant to the Board's instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.

Environmental, Social and Governance Matters

        We believe that sound corporate citizenship and attention to environmental, social and governance ("ESG") principles are essential to our success. We are committed to operating with integrity, contributing to the local communities surrounding our offices and facilities, promoting diversity and inclusion, developing our employees, focusing on sustainability and being thoughtful environmental stewards. Our Board provides oversight of management's efforts around these ESG topics and is committed to supporting the Company's efforts to operate as a sound corporate citizen. We believe that an integrated approach to business strategy, corporate governance and corporate citizenship creates long-term value. Among the ways in which we have demonstrated our commitment to ESG matters are the following:

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  Commitment to minimizing adverse impacts to the environment, including utilizing recycling programs and energy efficient lighting throughout our facilities.

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  Creation of a strong corporate culture that promotes the highest standards of ethics and compliance for our business, including a Code of Business Conduct and Ethics that sets forth principles to guide employee, officer and director conduct.

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  We place the highest priority on the health and safety of our workforce. We deliver world-class performance with a focus on preventing incidents and injuries. Environmental Health & Safety ("EHS") is fundamental to who we are and we are committed to protecting our people, our communities and our brands.

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  Commitment to the local communities where our facilities are located, including supporting various non-profits, charities and other community programs throughout the United States.

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  Employee development and training opportunities to employees at all levels of the organization, focusing on critical organizational behaviors, leadership capabilities, and job skills. Our culture contains a continuous improvement mindset and leverages our Douglas Dynamics Management

    System (DDMS) to educate employees on lean initiatives and to provide them the necessary tools to identify opportunities for waste reduction and significant process improvements.

  •
  Equal employment opportunity hiring practices, policies and management of employees.

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  Anti-harassment policy that prohibits hostility or aversion towards individuals in protected categories, prohibits sexual harassment in any form, details how to report and respond to harassment issues and strictly prohibits retaliation against any employee for reporting harassment.

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  Commitment to fostering and promoting an inclusive and diverse work environment.

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  Maintenance of a whistleblower policy providing for confidential reporting of any suspected violations of policy.

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  Promotion of environmental awareness and education throughout all levels of the Company, including evaluating our materials for conflict minerals and holding our suppliers to the highest ethical and quality standards.

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  The Governance Committee assists the Board in its oversight of corporate social responsibilities, significant public policy issues and EHS matters.

Board Meetings

        In 2019, our Board held five meetings and the non-management directors of our Board met in executive session five times. Each of the directors currently serving on our Board attended at least 75% of the aggregate number of meetings of the Board held in 2019 and the total number of meetings held by each committee of the Board on which such director served during the period in which the director served on the Board or the applicable committee in 2019. We strongly encourage our directors to attend the annual meeting of stockholders each year. All of our directors attended the annual meeting of stockholders in 2019.

Corporate Governance and Independent Directors

        Our Board has in effect Corporate Governance Guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The Corporate Governance Guidelines are available, free of charge, on our website, www.douglasdynamics.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the Securities and Exchange Commission (the "SEC").

        The Corporate Governance Guidelines provide that a majority of the members of the Board must be independent directors under the listing standards of the NYSE. An "independent" director is a director who meets the NYSE definition of independence, as determined by the Board. Pursuant to the Guidelines and the requirements of the NYSE, the Board has affirmatively determined by resolution that none of Messrs. Staley, Packard, Sturdivant or Krueger or Ms. Dano has any material relationship with the Company, and, therefore, each is independent in accordance with the NYSE listing standards. The Board will regularly review the continuing independence of the directors.

Communications with the Board

        Interested persons may contact any individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending a written communication to the Company's Corporate Secretary at Douglas Dynamics, Inc., 7777 North 73rd Street, Milwaukee, Wisconsin 53223. Each communication should specify the applicable addressee or addressees as well as the general topic of communication. The Board has instructed the Corporate Secretary to review such correspondence and, in her discretion, not to forward items if she deems them to be of a commercial or frivolous nature or otherwise inappropriate. Concerns about questionable accounting or audit matters or possible violations of the Company's Code of Business Conduct and Ethics should be reported pursuant to the procedures outlined in the Code of Business Conduct and Ethics. A copy of the Code of Business Conduct and Ethics is available on our website (www.douglasdynamics.com).

Board Committees

        Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by our Board. Copies of each of these charters are available on our website (www.douglasdynamics.com).

  Audit Committee

        The Audit Committee is comprised of Messrs. Staley, Packard, Sturdivant and Krueger and Ms. Dano, and is chaired by Mr. Krueger. Our Board has determined that Mr. Krueger is an "audit committee financial expert" as defined by the SEC. This committee is generally responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm; evaluation of our independent registered public accounting firm's qualifications, independence and performance; review and approval of the scope of our annual audit and audit fee; review of our critical accounting policies and estimates; review of the results of our annual audit and our quarterly consolidated financial statements; and oversight of our internal audit function. The Audit Committee met four times during 2019.

        In accordance with Rule 10A-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and the listing standards of the NYSE, all of our Audit Committee members are independent within the meaning of Rule 10A-3 under the Exchange Act and the listing standards of the NYSE.

  Compensation Committee

        The Compensation Committee is comprised of Messrs. Staley, Packard, Sturdivant and Krueger and Ms. Dano, and is chaired by Mr. Sturdivant. This committee is generally responsible for oversight of our overall compensation structure, policies and programs; review and approval of the compensation programs applicable to our executive officers; administering, reviewing and making recommendations with respect to our equity compensation plans; and reviewing succession planning for our executive officers. The Compensation Committee met four times during 2019. In accordance with the listing standards of the NYSE, all of our Compensation Committee members are independent within the meaning the listing standards of the NYSE.

        Our Compensation Committee's role and duties are set forth in the Compensation Committee's charter. Among other things, the Compensation Committee has responsibility to do the following:

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  oversee our overall compensation structure, policies and programs;

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  assess whether our compensation structure establishes appropriate incentives for management and employees;

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  administer and make recommendations to our Board on equity-and incentive-based compensation plans that require approval from our Board;

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  review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate our Chief Executive Officer's performance in light of those goals and objectives and set the Chief Executive Officer's compensation level based on this evaluation;

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  oversee the evaluation of the other executive officers and set the compensation of other executive officers based upon the recommendation of the Chief Executive Officer;

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  approve stock option and other stock incentive awards for executive officers;

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  review and approve the design of other benefit plans pertaining to executive officers;

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  review and recommend employment agreements and severance and change of control arrangements for our executive officers;

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  approve, amend or modify the terms of any compensation or benefit plan that does not require stockholder approval;

  •
  review and discuss with management our Compensation Discussion and Analysis and related disclosures that SEC rules require be included in our annual report and proxy statement, recommend to our Board based on the review and discussions whether the Compensation Discussion and Analysis should be included in the annual report and proxy statement and prepare the compensation committee report required by SEC rules for inclusion in our annual report and proxy statement;

  •
  determine and recommend to our Board a desired frequency, if any, for the advisory stockholder vote on the compensation of our named executive officers (the "say on pay" vote) to be recommended to stockholders at the annual meeting at least once every six years in accordance with applicable law, SEC rules and NYSE listing requirements and prior stockholder votes on this subject;

  •
  oversee our response to the outcome of stockholder votes on say on pay and the frequency of say on pay; and

  •
  review and oversee risks associated with our compensation policies and practices.

        Under its charter, the Compensation Committee may delegate authority to a subcommittee consisting of no fewer than two members of the Compensation Committee. The Compensation Committee has not delegated its authority as it relates to the compensation of executive officers and does not currently intend to do so. Our executive officers do not currently play a direct role in determining the amount or form of executive officer or director compensation. Our Chief Executive Officer and Chief Financial Officer, however, attend meetings (other than executive sessions) of the Compensation Committee at the invitation of the Compensation Committee, make recommendations to the Compensation Committee concerning compensation of our executive officers (other than themselves) and assist the Compensation Committee in evaluating the performance of our executive officers (other than themselves).

        The Compensation Committee has the authority under its charter to retain, obtain the advice of and terminate compensation consultants, outside counsel, other experts and other advisors to assist it. It may, however, select such advisors only after taking into consideration all factors relevant to the advisors' independence from management, including those specified in the NYSE Listed Company Manual. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any advisor retained by the Compensation Committee, and we provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to advisors retained by the Compensation Committee.

        The Compensation Committee has engaged an independent compensation consultant, Frederic W. Cook & Co, Inc. ("FW Cook"), to provide advice in connection with its decisions regarding executive compensation, as described in further detail under "Executive Compensation—Compensation Discussion and Analysis." In 2019, the Committee engaged FW Cook to provide advice concerning the design of our executive compensation programs and the Committee's administration of those programs and market practice. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and NYSE listing standards and concluded that FW Cook's work for the Compensation Committee does not raise any conflict of interest. Except for this engagement, the Compensation Committee did not otherwise retain a compensation consultant for purposes of determining executive officer and director compensation for 2019, and FW Cook did not provide any other services to our Company.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is comprised of Messrs. Staley, Packard, Sturdivant and Krueger and Ms. Dano, and is chaired by Ms. Dano. This committee is generally responsible for recruiting and retaining qualified persons to serve on our Board, including proposing such individuals to our Board for nomination for election as directors; evaluating the performance, size and composition of our Board; establishing procedures for the consideration of Board of Director candidates recommended by the Company's stockholders; assessing the independence of each member of our Board; reviewing the compensation of directors for service on our Board and its committees and recommend to the full Board changes in compensation; and overseeing our compliance activities. The Nominating and Corporate Governance Committee met four times during 2019.

        The Nominating and Corporate Governance Committee identifies director candidates based upon suggestions by non-employee directors, management members or stockholders. The selection criteria for membership on our Board include, at a minimum, the following: (i) personal and professional ethics and integrity; (ii) specific business experience and competence, including an assessment of whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of a publicly traded company; (iii) financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements; (iv) educational background; and (v) whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to service on the Board. The Committee considers these criteria in the context of the perceived needs of the Board as whole and seeks to achieve a diversity of experience, opinion and occupational and personal backgrounds on the Board.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders based upon the same criteria as applied to candidates identified by our Board or our management. Under our Bylaws, stockholder nominations of directors must be received by us at 7777 N. 73rd Street, Milwaukee, WI 53223, directed to the attention of the Corporate Secretary, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and any such nominations must contain the information specified in our Bylaws. The deadline for submission of nominations for the Annual Meeting has passed. Candidate submissions by stockholders for our 2021 annual meeting of stockholders must be received by us no later than January 28, 2021 and no earlier than December 29, 2020.

Policies and Procedures Governing Related Person Transactions

        Our Board has adopted written policies and procedures regarding related person transactions. These policies and procedures require the review and approval of all transactions involving us or any of our subsidiaries and a related person in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year and (ii) a related person has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity) prior to entering into such transaction.

        For purposes of the policy, related persons include our directors, executive officers, 5% or greater stockholders and parties related to the foregoing, such as immediate family members and entities they control. In reviewing such transactions, the policy requires our Audit Committee to consider all of the relevant facts and circumstances available to the Audit Committee, including the extent of the related person's interest in the transaction and whether the relationship should be continued or eliminated. In determining whether to approve a related party transaction, the standard applied by the Audit Committee is whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and whether or not a particular relationship serves the best interest of our Company and our stockholders. In addition, the policy delegates to the chair of the Audit Committee the authority to pre-approve or ratify any transaction with a related person in which the aggregate amount involved is expected to be less than $1,000,000.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

Certain Relationships and Related Party Transactions

        There were no transactions since December 31, 2018 to which we have been a party in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Significant Stockholders

        The following table sets forth the beneficial ownership of our common stock as of the Record Date (or such other date as is indicated) by each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock as of the Record Date (or such other date). Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below.

Name of Beneficial Owner	Number of Shares	Percent
BlackRock, Inc.(1)	1,618,475	7.1%
Conestoga Capital Advisors LLC(2)	2,134,199	9.4%
The Vanguard Group(3)	1,151,997	5.1%
JPMorgan Chase & Co.(4)	2,297,395	10.1%
Dimensional Fund Advisors LP(5)	1,269,494	5.6%

(1)
Based on information contained in a Schedule 13G/A filed with the SEC on February 5, 2020, which reports sole voting power for 1,572,580 shares and sole dispositive power for 1,618,475 shares.

(2)
Based on information contained in a Schedule 13G filed with the SEC on January 17, 2020, which reports sole voting power for 1,952,374 shares and sole dispositive power for 2,134,199 shares.

(3)
Based on information contained in a Schedule 13G filed with the SEC on February 11, 2020, which reports sole voting power for 46,876 shares, shared voting power for 7,237 shares, sole dispositive power for 1,100,384 shares and shared dispositive power for 51,613 shares.

(4)
Based on information contained in a Schedule 13G/A filed with the SEC on January 13, 2020, which reports sole voting power for 2,158,021 shares and sole dispositive power for 2,297,183 shares.

(5)
Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2020, which reports sole voting power for 1,207,543 shares and sole dispositive power for 1,269,494 shares.

Executive Officers and Directors

        The following table sets forth the beneficial ownership, as of the Record Date, of our common stock by each of our directors, each of our current named executive officers (see "Compensation Discussion and Analysis" below), and by all of our current directors and executive officers as a group.

Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below.

Name of Beneficial Owner	Number of Shares	Percentage of Class
Robert L. McCormick(1)	132,488	*
James L. Janik	144,754	*
Sarah C. Lauber	13,968	*
Keith Hagelin	86,112	*
Jonathon P. Sievert	14,268	*
James L. Packard(2)	35,479	*
James D. Staley	25,979	*
Donald W. Sturdivant	25,250	*
Kenneth W. Krueger	23,418	*
Margaret S. Dano	21,409	*
All current directors and executive officers as a group (10 persons)	523,125	2.3%

*
Denotes ownership of less than 1%.

(1)
Includes shares held by the Robert L. McCormick Revocable Trust.

(2)
Includes shares held by the James L. and Nancy J. Packard Revocable Trust of 2007.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        We are home to some of the most trusted brands in the industry and are a premier North American manufacturer and up-fitter of work truck attachments and equipment. Our portfolio of products and services is separated into two segments: First, the work truck attachments segment, which includes commercial snow and ice control equipment sold under the FISHER®, SNOWEX® and WESTERN® brands. Second, the work truck solutions segment, which includes the up-fit of market leading attachments and storage solutions under the HENDERSON® brand, and the DEJANA® brand and its related sub-brands.

        We believe our business benefits from an exceptional management team that is responsible for establishing our leadership in the snow and ice control equipment industry for light trucks. Our senior management team has an average of approximately eighteen years of weather-related industry experience and an average of over ten years with our Company. James L. Janik, who will be retiring as an officer of our Company effective immediately following the Annual Meeting, became our Executive Chairman on January 1, 2019 after serving as our President and Chief Executive Officer since 2004 and as our Chairman since 2014. Mr. Janik has been with us for over 25 years, and through his strategic vision we have been able to expand our distributor network and grow our market leading position. Robert L. McCormick, who became our President and Chief Executive Officer on January 1, 2019 after serving as our Chief Operating Officer since 2017 and our Executive Vice President and Chief Financial Officer from 2004 to 2017, has been with us for over 15 years. We have sought to establish competitive compensation programs that enable us to attract and retain skillful, experienced and dedicated executive officers as well as to motivate management to maximize performance while building stockholder value.

        Our named executive officers for 2019 were James L. Janik, our Executive Chairman; Robert L. McCormick, our President and Chief Executive Officer; Sarah C. Lauber, our Chief Financial Officer and Secretary; Keith Hagelin, our President, Work Truck Attachments; and Jon Sievert, our President, Work Truck Solutions.

2019 Say on Pay Vote

        In May 2019 (after the 2019 executive compensation actions described in this Compensation Discussion and Analysis section had taken place), we held an advisory stockholder vote on the compensation of our named executive officers at our annual stockholders' meeting. Consistent with the recommendation of our Board, our stockholders approved our executive compensation, with more than 99% of votes cast in favor. The Compensation Committee considered these voting results and, consistent with the strong vote of stockholder approval they represented, elected not to undertake any material changes to our executive compensation programs in response to the outcome of the vote.

Developments Affecting 2019 Compensation

        The primary actions that we took in 2019 with respect to the compensation of our named executive officers were the following:

  •
  The Compensation Committee made decisions regarding the base salaries of each of our named executive officers.

  •
  The Compensation Committee established performance goals and target awards under our annual incentive plan ("Annual Incentive Plan").

  •
  The Compensation Committee made annual grants of performance share units and time-vesting restricted stock units under our 2010 Stock Incentive Plan ("2010 Stock Plan").

Chief Executive Officer Transition

        As previously disclosed, on January 1, 2019, Mr. Janik transitioned from his position as our President and Chief Executive Officer to Executive Chairman, and Mr. McCormick, who had served as our Chief Operating Officer since 2017, succeeded Mr. Janik as President and Chief Executive Officer. Mr. Janik will be retiring from his position as our Executive Chairman effective immediately following the Annual Meeting.

        In connection with Mr. Janik's transition to the role of Executive Chairman on January 1, 2019, we entered into an amendment to Mr. Janik's employment agreement effective as of that date and subsequently restated the agreement in February 2019. Under the agreement as amended and restated, Mr. Janik's salary became $400,000 per year; he was to be provided the opportunity to earn up to an additional $300,000 in performance-based bonus compensation; and, upon retirement, he would be entitled to a pro rata portion of the performance-based bonus he would have earned during the calendar year of his retirement. Additionally, the amendment provided that the date that Mr. Janik ceases to serve as a member of our Board will be deemed the termination date of his employment by retirement. The other terms of Mr. Janik's employment remained materially unchanged and continue to be governed by the terms of his restated employment agreement as described under "Severance and Change of Control Arrangements."

        In connection with Mr. McCormick's transition to the role of President and Chief Executive Officer, we entered into an amendment to Mr. McCormick's employment agreement effective as of January 1, 2019 and subsequently restated the agreement in February 2019. Under the agreement as amended and restated, Mr. McCormick's salary became $575,000 per year; he was to be provided the opportunity to earn up to an additional 150% of his annual base salary in performance-based bonus compensation; he will be entitled to 24 months of his base salary in severance in the event of his termination by us for cause or his departure for a material breach by us; and, upon retirement, he will be entitled to a pro rata portion of the performance-based bonus he would have earned during the calendar year of his retirement. The other terms of Mr. McCormick's employment remained materially unchanged and continue to be governed by the terms of his restated employment agreement as described under "Severance and Change of Control Arrangements."

Other Highlights of Our Compensation Programs

        We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our Company, including, in addition to the examples listed above, the following:

  •
  The key components of our compensation program for our named executive officers for 2019 were base salary, annual cash incentive awards under our Annual Incentive Plan, long-term incentive awards under our long-term equity program and other compensation consisting primarily of matching 401(k) contributions, the salaried employee pension plan, health and welfare benefits and other perquisites.

  •
  We pay for performance, offering our named executive officers the opportunity to earn a substantial amount of variable compensation based on our profitability and free cash flow.

  •
  We set compensation programs to focus our named executive officers on both our short and long-term Company performance by providing a mix of both short and long term compensation in the form of our Annual Incentive Plan and our equity compensation program.

  •
  We do not provide "single trigger" change of control severance, which means that, for an executive officer to receive severance benefits under an employment agreement, in addition to the change in control there must be some adverse change in the circumstances of the executive officer's employment.

  •
  Our equity compensation plan does not permit repricing of stock options without stockholder approval.

  •
  We periodically review our pay practices to ensure that they do not encourage excessive risk taking.

  •
  We do not guarantee salary increases or bonuses for our executive officers.

Objectives of our Compensation Programs

        We believe that a skilled, experienced and dedicated senior management team is essential to the future performance of our Company and to building stockholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities as well as to motivate management to maximize performance while building stockholder value.

        We compensate our named executive officers through both short term cash programs, including annual salary and an annual incentive plan, and long term incentive programs, reflecting a mix of fixed and variable compensation. Although our compensation program provides for a mix of both short and long term compensation and cash and non-cash compensation, we do not have any specific policy on those allocations. Our compensation philosophy is centered on providing an opportunity for an executive's total annual compensation to exceed what we believe is the general market level of compensation for similar executive roles. Our business is subject to variability of earnings due to year-to-year variations in snowfall. Accordingly, we have designed our compensation program to provide for a competitive annual salary while offering our named executive officers the opportunity to earn a substantial amount of variable compensation based on our profitability and free cash flow. This program aligns named executive officer compensation with our variable earnings model and is intended to differentiate us from our competitors when attracting and motivating our executives.

Role of the Compensation Committee and Management in the Compensation-Setting Process

        Our Compensation Committee's role in reviewing and approving executive compensation includes the duties and responsibilities set forth in the Compensation Committee's charter. Among other things, the Compensation Committee has responsibility to do the following:

  •
  oversee our overall compensation structure, policies and programs;

  •
  assess whether our compensation structure establishes appropriate incentives for management and employees;

  •
  administer and make recommendations to our Board on equity-and incentive-based compensation plans that require approval from our Board;

  •
  review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate our Chief Executive Officer's performance in light of those goals and objectives and set the Chief Executive Officer's compensation level based on this evaluation;

  •
  oversee the evaluation of the other executive officers and set the compensation of other executive officers based upon the recommendation of the Chief Executive Officer;

  •
  approve stock option and other stock incentive awards for executive officers;

  •
  review and approve the design of other benefit plans pertaining to executive officers;

  •
  review and approve employment agreements and severance and change of control arrangements for our executive officers;

  •
  approve, amend or modify the terms of any compensation or benefit plan that does not require stockholder approval;

  •
  review and discuss with management our Compensation Discussion and Analysis and related disclosures that SEC rules require be included in our annual report and proxy statement, recommend to our Board based on the review and discussions whether the Compensation Discussion and Analysis should be included in the annual report and proxy statement and prepare the compensation committee report required by SEC rules for inclusion in our annual report and proxy statement;

  •
  determine and recommend to our Board a desired frequency, if any, for the advisory stockholder vote on the compensation of our named executive officers (the "say on pay" vote) to be recommended to stockholders at the annual meeting at least once every six years in accordance with applicable law, SEC rules and NYSE listing requirements and prior stockholder votes on this subject;

  •
  oversee our response to the outcome of stockholder votes on say on pay and the frequency of say on pay;

  •
  review and oversee risks associated with our compensation policies and practices; and

  •
  select consultants or other advisors only after taking into consideration all factors relevant to that person's independence from management.

        Our Chief Executive Officer recommends base salaries for our executive officers other than himself to the Compensation Committee for its approval and recommends performance targets under the Annual Incentive Plan for approval by the Compensation Committee, as explained in more detail under the section entitled "Annual Incentive Plan" below. Our Chief Executive Officer also negotiates employment agreements with executive officers, subject to review by the Compensation Committee, and makes recommendations to the Compensation Committee with respect to equity awards for our named executive officers other than himself. Mr. Janik also provided input to the Compensation Committee concerning the compensation structure for the new executive chair position, as described below under "Role of Benchmarking in the Compensation-Setting Process." All compensation elements for our Chief Executive Officer and, for 2019, our Executive Chairman, are reviewed and approved by the Compensation Committee.

Role of Benchmarking in the Compensation-Setting Process

        As described above under "Objectives of our Compensation Programs," the Compensation Committee's goal is to offer competitive compensation to our executive officers. To assist it in setting competitive pay levels, the Compensation Committee has periodically engaged FW Cook, an independent compensation consultant. The Compensation Committee assessed the independence of FW Cook pursuant to SEC rules and NYSE listing standards and concluded that FW Cook's work for the Compensation Committee does not raise any conflict of interest.

        The Compensation Committee most recently engaged FW Cook to conduct a competitive review of target direct compensation levels (which consists of base salary, target annual incentive compensation and target long-term incentive compensation) for the Company's executive officers in 2019. For this review, FW Cook considered peer group data from a group of 13 peer companies as well as broader survey data from a national general industry survey. The 13 peer companies were selected for our peer group based on their reasonable comparability to our Company in terms of size, industry and scope of operations. For size-related screens, the focus was on ensuring that the peer group was appropriate from both revenue and market capitalization perspectives because we believe that these two metrics are most strongly correlated to compensation levels. The peer companies (the "Peer Group") were the following:

• Actuant Corporation	• Kadant Corporation
• Aegion Corporation	• Lindsay Corporation
• Alamo Group Inc.	• Lydall Corporation
• CECO Environmental Corp.	• Modine Manufacturing
• ESCO Technologies	• RBC Bearings Incorporated
• Federal Signal Corp. • Hurco Companies, Inc.	• Sun Hydraulics Corporation (a/k/a Helios Technologies)

        The Compensation Committee considered Peer Group data from 2019 as one factor in setting compensation levels in 2019 for Ms. Lauber, and Messrs. Hagelin and Sievert, but that data was not the only factor or the determinative factor. Rather, the Compensation Committee also considered the individual named executive officer's qualifications, experience and level of responsibility, internal pay equity considerations and the collective experience of the members of our Board, Compensation Committee and Messrs. Janik and McCormick (with respect to the compensation of our other named executive officers), their business judgment and their experiences in recruiting and retaining executives. We did not engage FW Cook to conduct a review of the competitiveness of Mr. Janik's or Mr. McCormick's compensation in 2019 because their compensation had been previously set in connection with Mr. Janik's transition to Executive Chairman and Mr. McCormick's transition to Chief Executive Officer. In setting their compensation levels, the Compensation Committee had engaged FW Cook in 2018 to provide advice on market practice, including Peer Group and general industry survey data, concerning compensation for the executive chair position. Taking into account the factors described above, the Compensation Committee approved the compensation arrangements described below under "2019 Compensation Actions in Connection with Chief Executive Officer Transition."

Elements of Executive Compensation

        The key components of our compensation program for our named executive officers for 2019 were base salary, annual cash incentive awards under our Annual Incentive Plan, long-term equity incentive awards under our 2010 Stock Plan and other compensation consisting primarily of matching 401(k) contributions, the salaried employee pension plan, health and welfare benefits and other perquisites. Each component of our compensation program has an important role in creating compensation arrangements that motivate and reward strong performance and in retaining the named executive officers who deliver strong performance.

Base Salary

        We pay our named executive officers a base salary to compensate them for services rendered and to provide them with a steady source of income for living expenses throughout the year. In general, the base salary of each executive was initially established through arm's-length negotiations at the time the individual was hired, taking into account the individual's qualifications, experience, level of responsibility, as well as internal pay equity considerations.

        As described above under "Chief Executive Officer Transition," the Compensation Committee approved changes to the base salaries of Messrs. Janik and McCormick effective January 1, 2019 in connection with the changes to their positions that were effective on that date.

        In 2019, Messrs. Janik and McCormick also conducted a review of the base salaries of Ms. Lauber and Messrs. Hagelin and Sievert for potential increases and recommended changes to the Compensation Committee for its final determination. The Compensation Committee also reviewed the base salaries of Ms. Lauber and Messrs. Hagelin and Sievert in light of these recommendations and the considerations described above under "—Role of Benchmarking in the Compensation-Setting Process."

        Based on the Compensation Committee's review and Mr. Janik's and Mr. McCormick's recommendations, in early 2019, the Compensation Committee approved, effective March 1, 2019, a merit-based 4% base salary increase for each of Ms. Lauber and Messrs. Hagelin and Sievert. Each of these increases was in line with our budgeted guidelines for salary increases for salaried employees. Our named executive officers' annual base salaries for 2019 after the increases were as follows:

Executive	2019 Annual Base Salary
James L. Janik	$400,000
Robert L. McCormick	$575,000
Sarah C. Lauber	$385,634
Keith Hagelin	$310,138
Jon Sievert	$272,425

        The amount of base salary that we actually paid to each of our named executive officers in 2019 can be found in the "Salary" column of the Summary Compensation Table below. Note that the amount of base salary that we actually paid to Ms. Lauber and Messrs. Hagelin and Sievert in 2019 is less than the amount shown in the table above because, their base salary increases became effective after January 1, 2019.

Annual Incentive Plan

        Our named executive officers, as well as certain other management employees, participate in the Annual Incentive Plan, which provides an opportunity to earn a cash bonus upon achievement of certain performance targets approved by the Compensation Committee. These performance objectives are designed to link management's focus with overall Company objectives by providing the executive an opportunity to earn additional short-term compensation. We emphasize variable compensation to provide an opportunity for total annual compensation for our named executive officers to exceed what the Compensation Committee believes, based on its members' and our Chief Executive Officer's collective experience, business judgment and experiences in recruiting and retaining executives, to be the general market level of compensation for similarly situated executives in the event of superior performance.

        The 2019 performance metrics under the Annual Incentive Plan for all of our named executive officers were adjusted operating income and free cash flow, weighted 70% and 30%, respectively. However, Mr. Hagelin's payout for 2019 was based solely on the performance of our commercial business reporting unit, and Mr. Sievert's payout was based on the better of the performance of our municipal business unit or the combined performance of our municipal business unit and our Dejana business unit. The payouts for Messrs. Janik and McCormick and Ms. Lauber were based on consolidated business results.

        In 2019, as in past years, adjusted operating income was weighted 70% under the Annual Incentive Plan. This weighting reflects the Compensation Committee's belief that any incentive compensation should be driven principally by the Company's profitability. Our management is given discretion to recommend the performance metric or metrics that will comprise the remaining 30% of the annual bonus opportunity. This allows our management to select a metric or metrics that reflect the current focus of our business, which are then submitted by the Chief Executive Officer to the Compensation Committee for approval. Management recommended free cash flow for 2019, based on its use of free cash flow as a primary measure of our profitability and our ability to pay dividends and its view that free cash flow is influenced to a lesser degree by factors below the operating profit level than some other performance measures.

        Mr. Janik had a target bonus level of 50% of his base salary. Mr. McCormick had a target bonus level of 90% of his base salary. Each other named executive officer has a target bonus level of 75% of his or her annual base salary. The total payout under the Annual Incentive Plan was subject to an overall cap of 75% of annual salary for Mr. Janik, 150% of annual salary for Mr. McCormick and 125% of annual base salary for each other named executive officer. These target potential payment levels were not set at any specific level of the Peer Group companies and were based on what the Compensation Committee believed, based on its members', Mr. Janik's and Mr. McCormick's (except with respect to their own Annual Incentive Plan payouts) collective experience, business judgment and experiences in recruiting and retaining executives, to be a competitive level of annual incentive compensation to provide appropriate incentives and retention. See below for a detailed discussion of our performance metrics and the calculation of payouts for 2019.

        For the year ending December 31, 2019, we paid out the following bonuses as a percentage of base salary to each of our named executive officers:

Name	Payout Based On:	Total Bonus Paid (as a % of base salary)	% Bonus Paid Based on Operating Income	% Bonus Paid Based on FCF
James L. Janik	Consolidated Business	53.2%	35.7%	17.5%
Robert L. McCormick	Consolidated Business	97.7%	64.6%	33.1%
Sarah C. Lauber	Consolidated Business	81.4%	53.8%	27.6%
Keith Hagelin	Commercial Reporting Unit	80.8%	52.4%	28.4%
Jon Sievert	Combination of Municipal & Dejana Reporting Units	71.0%	53.1%	17.9%

        The adjusted operating income metric, as defined in the Annual Incentive Plan, measures the degree by which actual adjusted operating income performance achieves, exceeds or falls short of baseline adjusted operating income. Actual adjusted operating income is defined as earnings before interest, taxes, depreciation and amortization less depreciation, plus other expense, adjusted for non-recurring expenses, as approved by the Compensation Committee. Baseline adjusted operating income is set annually by the Compensation Committee. For 2019, if actual adjusted operating income fell below 50% of baseline adjusted operating income, no adjusted operating income bonus would be earned. If actual adjusted operating income fell between 50% and 100% of baseline adjusted operating income, adjusted operating income bonus would be reduced linearly for each 1% reduction in actual adjusted operating income below baseline adjusted operating income. If actual adjusted operating income exceeded baseline adjusted operating income, adjusted operating income bonus would be increased linearly by 1.4% for each 1% increase in actual adjusted operating income above baseline adjusted operating income.

        For 2019, the Compensation Committee set the baseline adjusted operating income targets under the Annual Incentive Plan based on historical trends and assumptions recommended by management. Specifically, in setting the 2019 baseline targets, we assumed average snowfall, increasing truck sales and a slight improvement in overall economic conditions. For 2019, the baseline adjusted operating income targets and actual adjusted operating income (calculated according to the Annual Incentive Plan) were as follows:

	Target	Actual
Consolidated Business	$99.3 million	$100.2 million
Commercial Reporting Unit	$91.8 million	$91.7 million
Combination of Municipal & Dejana Reporting Units	$24.9 million	$25.0 million

        As a result, based on 2019 performance and the 70% weighting, the payout for the adjusted operating income component of the annual incentive plan was 53.2% of annual base salary for Mr. Janik (whose payout was based on our consolidated business results), 97.7% of annual base salary for Mr. McCormick (whose payout was based on our consolidated business results), 81.4% of annual base salary for Ms. Lauber (whose payout was based on our consolidated business results), 80.8% for Mr. Hagelin (whose payout was based on our commercial reporting unit results) and 71.0% for Mr. Sievert (whose payout was based on a combination of our municipal and Dejana business units).

        The adjusted operating income that we used for purposes of determining the achievement of the adjusted operating income target under the Annual Incentive Plan was different than the actual operating income for our consolidated business as reported in our financial statements. To arrive at the metric used under the Annual Incentive Plan, we adjusted our operating income (as calculated consistent with United States Generally Accepted Accounting Principles) by adding back amortization, stock-based compensation severance, litigation proceeds, non-cash purchase accounting adjustments and other legal and consulting expenses. We performed similar adjustments to determine the achievement of the adjusted operating income targets for each of our commercial and municipal reporting units.

        The following table sets forth the calculation of the 35.7% of base salary payout based on adjusted operating income component for Mr. Janik (dollars in millions):

Comparison of Actual to Target Adjusted Operating Income
Baseline Adjusted Operating Income Target	$99.3
Adjusted Operating Income per Annual Incentive Plan	$100.2
Percentage Above Target	0.9%
Effect on Adjusted Operating Income Bonus Level
Payout at Target (Reflecting 70% Weighting)	35.0%
Payout Above Target Level Due to 0.9% Performance	0.7%
Actual Adjusted Operating Income Payout	35.7%

        The following table sets forth the calculation of the 64.6% of base salary payout based on adjusted operating income component for Mr. McCormick (dollars in millions):

Comparison of Actual to Target Adjusted Operating Income
Baseline Adjusted Operating Income Target	$99.3
Adjusted Operating Income per Annual Incentive Plan	$100.2
Percentage Above Target	0.9%
Effect on Adjusted Operating Income Bonus Level
Payout at Target (Reflecting 70% Weighting)	63.0%
Payout Above Target Level Due to 0.9% Performance	1.6%
Actual Adjusted Operating Income Payout	64.6%

        The following table sets forth the calculation of the bonus payouts based on the adjusted operating income component for our other named executive officers (dollars in millions):

	Consolidated Business	Commercial Reporting Unit	Combination of Municipal & Dejana Business Units
Comparison of Actual to Target Adjusted Operating Income
Baseline Adjusted Operating Income Target	$99.3	$91.8	$24.9
Adjusted Operating Income per Annual Incentive Plan	$100.2	$91.7	$25.0
Percentage Above (Below) Target	0.9%	(0.1)%	0.4%
Effect on Adjusted Operating Income Bonus Level
Payout at Target (Reflecting 70% Weighting)	52.5%	52.5%	52.5%
Payout Above (Below) Target Level Due to Performance	1.3%	(0.1)%	0.6%
Actual Adjusted Operating Income Payout (as a % of base salary)	53.8%	52.4%	53.1%

        Our free cash flow ("FCF") is defined as cash generated by operating activities, less net cash used in investing activities, adjusted for non-recurring items, as approved by the Compensation Committee. Target FCF is set annually by the Compensation Committee. Performance is measured by the degree to which FCF achieves, exceeds or falls short of target FCF. Achievement of target FCF results in a bonus as a percentage of base salary equal to bonus target level multiplied by the 30% weighting of the FCF metric. For 2019, achievement of target FCF would result in a bonus of 15.0% of base salary for Mr. Janik, 27.0% of base salary for Mr. McCormick and 22.5% of base salary for all other named executive officers. If the target FCF was achieved, then the target FCF bonus would be earned. If FCF was below the threshold goal, then no FCF bonus would be earned. If FCF was higher than target, then the payout increases linearly by 0.833% for each $1 million increase in FCF above target FCF, subject to the overall Annual Incentive Plan cap of 75% of base salary for Mr. Janik, 150% of base salary for Mr. McCormick, and 125% of base salary for each of our other named executive officers. The following table sets forth our threshold and target FCF goals and actual FCF performance for 2019:

	Threshold	Target	Actual
Consolidated Business	$23.2 million	$52.0 million	$65.8 million
Commercial Reporting Unit	$13.5 million	$52.4 million	$59.5 million
Combination of Municipal & Dejana Reporting Units	$9.7 million	$13.9 million	$13.0 million

        The following table sets forth the reconciliation between 2019 actual FCF as reported in our financial statements and FCF for our consolidated business as adjusted for non-recurring items for purposes of the Annual Incentive Plan (in millions):

FCF per Financial Statements	$65.8
Adjustments
Purchase of Real Property	$2.2
Adjusted FCF Used for Annual Incentive Plan	$68.0

        The following table sets forth the calculation of the 17.5% of base salary payout based on the FCF component for Mr. Janik (dollars in millions):

Comparison of Actual to Target FCF
FCF Target	$52.0
Actual FCF	$68.0
Surplus FCF Over Target	$16.0
Effect on FCF Bonus Level
Payout at Target (Reflecting 30% Weighting)	15.0%
Increase Due to Performance	2.5%
Actual FCF Payout	17.5%

        The following table sets forth the calculation of the 33.1% of base salary payout based on the FCF component for Mr. McCormick (dollars in millions):

Comparison of Actual to Target FCF
FCF Target	$52.0
Actual FCF	$68.0
Surplus FCF Over Target	$16.0
Effect on FCF Bonus Level
Payout at Target (Reflecting 30% Weighting)	27.0%
Increase Due to Performance	6.1%
Actual FCF Payout	33.1%

        The following table sets forth the calculation of the base salary payout based on the FCF component for our other named executive officers (dollars in millions):

	Consolidated Business	Commercial Reporting Unit	Combination of Municipal & Dejana Reporting Units
Comparison of Actual to Target FCF
FCF Target	$52.0	$52.4	$13.9
Actual FCF	$68.0	$59.5	$13.0
Surplus/Shortfall FCF Over (Under) Target	$16.0	$7.1	($0.9)
Effect on FCF Bonus Level
Payout at Target (Reflecting 30% Weighting)	22.5%	22.5%	22.5%
Increase (Decrease) Due to Surplus/Shortfall	5.1%	5.9%	(4.6)%
Actual FCF Payout	27.6%	28.4%	17.9%

        In setting the performance goals under the Annual Incentive Plan, our intention is to provide for challenging and ambitious targets to further our overall goal of increasing stockholder value. Though challenging, we believe the goals are attainable through a collaborative effort by our named executive officers.

        The Compensation Committee has the right to review and approve payouts made under the Annual Incentive Plan. The Compensation Committee reviewed the results of the Annual Incentive Plan prior to bonus payments after the completion of the audit of our 2019 results. The Compensation Committee has the authority to modify, suspend or terminate the Annual Incentive Plan at any time.

Long Term Incentive Compensation

  Equity-Based Compensation

        Stock Incentive Plans.    We introduced the 2010 Stock Plan in May 2010. The 2010 Stock Plan, which is administered by the Compensation Committee, enables us to grant equity awards to our key employees, including our named executive officers, and our non-employee directors. We adopted this plan because we believe that long term performance is achieved through an ownership culture that rewards and encourages long term performance by our named executive officers though the use of stock-based awards. As described below under Proposal 4, we are asking our stockholders to approve an amendment and restatement of the 2010 Stock Plan to extend its term.

        Long Term Equity Program.    Under our long-term incentive program, we make annual grants of performance share units and time-vesting restricted stock units to our executive officers under our 2010 Stock Plan. The Compensation Committee decided to implement our long-term incentive program because it believes that long-term incentives are an essential part of our total compensation package, which is intended to promote ownership, higher performance and ultimately higher stockholder return, and in view of its goal for long-term compensation of furthering four key objectives:

  •
  Pay for Performance:  Emphasize variable compensation that is linked to our performance, as measured by our profitability and free cash flow, in an effort to generate and reward superior corporate performance

  •
  Alignment of Interests:  Use free cash flow as the key performance metric, linking executives' incentive goals with the interests of our stockholders

  •
  Long-Term Success:  Support and reward executives for consistent performance over time and achievement of our long-term strategic goals

  •
  Retention:  In a seasonal business model with potential dramatic swings in profitability, attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage

        In 2019, we granted our named executive officers (other than Mr. Janik, who did not receive an award in light of his transition to the role of Executive Chairman) performance share units that will vest based on our achievement of performance goals over the 2019-2021 performance period, and will be paid out, if earned, shortly after the end of the performance period.

        The performance goals for these performance share units are adjusted earnings per share and return on net assets, each weighted 50%. The minimum threshold performance for the performance share units granted in 2019, under which the minimum payout will be earned, is 50% of target for each performance metric, and the maximum threshold performance, over which the maximum payout will be earned, is 150% of target for each performance metric.

        Our Compensation Committee determined the target aggregate value of 2019 stock-based awards for our named executive officers with reference to a percentage of the executive officer's base salary. The Compensation Committee set the target award values for each named executive officer (other than Mr. Janik) as follows: Mr. McCormick—125% of base salary; and Ms. Lauber and Messrs. Hagelin and Sievert—75% of base salary.

        The Compensation Committee chose the mix of performance-vested versus time-vested stock grants based on the Company's historical mix of 40% retention and 60% performance share units, which mix was influenced in part by the Committee's recognition of the inherent snowfall-related performance volatility of the Company's business.

        Performance Share Units.    The performance share units granted in 2019 made up 60% of the total long-term incentive award opportunity for our named executive officers. The target number of units granted was determined as of the grant date based on the average closing price during the 30 trading days prior to the grant date. The threshold, target and maximum number of performance share units subject to these awards for our named executive officers were as follows:

Name	Threshold	Target	Maximum
Robert L. McCormick	—	12,099	24,198
Sarah C. Lauber	—	4,869	9,738
Keith Hagelin	—	3,915	7,830
Jon Sievert	—	3,440	6,880

        The performance goals for the performance share units granted in 2019 are three-year cumulative adjusted earnings per share ("EPS"), weighted 50%, and three-year cumulative return on net assets ("RONA"), weighted 50%. These goals represented a change from previous performance share units, which were based on three-year cumulative FCF. Our EPS is defined as adjusted earnings per share as reported, adjusted for other non-recurring expenses, as approved by the Compensation Committee. Our RONA is defined as cumulative net income for the three fiscal years of the performance period divided by the average of net assets on four distinct dates: the first day of the first fiscal year of the performance period and the last day of each of the three applicable fiscal years in the performance period. For purposes of our RONA definition, net income is defined as adjusted net income as reported, adjusted for other non-recurring expenses, as approved by the Compensation Committee. Also for purposes of our RONA definition, net assets is defined as current assets, excluding cash, plus net fixed assets, less current liabilities.

        Time-Vesting Restricted Stock Units.    The time-vesting restricted stock units made up the remaining 40% of the total long-term incentive award opportunity for our named executive officers and vests ratably over the three years following the grant date, contingent on continued employment or a qualifying retirement. The number of units granted was determined as of the grant date based on the average closing price during the 30 trading days prior to the grant date.

Other Compensation

        In addition to their base salaries and awards under incentive plans described above, our named executive officers receive matching contributions under our 401(k) plan in the same manner as all of our employees who participate in the plan. During 2019, for our named executive officers we matched 100% of each participant's pre-tax contributions up to the first 3.00% of base salary and 50% of such contributions over 3.00% up to 6.00% of base salary up to the maximum allowed by the plan. We also maintain a Company stock fund in the 401(k) plan allowing employees to direct up to 20% of their 401(k) account balance into the fund.

        Until the fourth quarter of 2019, we sponsored a defined benefit plan, the Douglas Dynamics, L.L.C. Salaried Pension Plan, in which our named executive officers other than Ms. Lauber participated. In the fourth quarter of 2019, we terminated this Plan and either purchased annuities for participants or permitted them to roll over their benefits into other retirement plans. Messrs. Janik and McCormick received annuities in the amounts set forth in the column titled "Payments During Last Fiscal Year" in the "Pension Benefits" table below. Messrs. Hagelin and Sievert rolled over their benefits in the amounts set forth in the column titled "Payments During Last Fiscal Year" in the "Pension Benefits" table below into other retirement plans.

        We maintain the Douglas Dynamics Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan"), in which our named executive officers are eligible to participate, to serve in part as a vehicle to provide replacement benefits to these executive officers. The Deferred Compensation Plan permits us to make discretionary contributions to the accounts of participants, and in 2019 we made annual contributions having an actuarial equivalent value of the annual pension accrual that participants lost as a result of being unable to continue participating in the Douglas Dynamics, L.L.C. Salaried Pension Plan. The amounts that we contributed to the accounts of our named executive officers in 2019 having such an actuarial value are set forth in the column titled "All Other Compensation" in the "Summary Compensation Table." The Deferred Compensation Plan also permits participants to defer on an elective basis up to 80% of their respective base salaries and up to 100% of their respective bonuses and performance-based compensation, although our Board has not authorized such deferrals at this point in time. For further description of the Deferred Compensation Plan, please see below under "—Narrative Disclosure to Non-Qualified Deferred Compensation for 2019 Table."

        Each named executive officer is also eligible to participate in all other benefit plans and programs that are or may be available to our other executive employees, including any health insurance or health care plan, disability insurance, vacation and sick leave, and other similar plans. In addition, our named executive officers also receive supplemental life, long-term disability coverage and Company-paid or reimbursed executive physicals. Other than the supplemental life and long-term disability coverage described in this paragraph, our named executive officers received no perquisites in 2019. Of our named executive officers, only Messrs. Janik and Sievert and Ms. Lauber received an executive physical in 2019.

Severance and Change of Control Arrangements

        Messrs. Janik, McCormick and Hagelin and Ms. Lauber are parties to employment agreements. Under each of these employment agreements, the named executive officer is eligible for severance benefits. For the named executive officers, the severance benefits on a qualifying termination of employment consist of base salary continuation (generally ranging from twelve to 24 months), paid COBRA coverage for twelve months and accelerated vesting of a portion of the executive's then outstanding stock options if his employment is terminated by us without cause or if the executive resigns due to a material breach by us. Additionally, during 2019, Messrs. Janik and McCormick and Ms. Lauber were entitled to receive a pro-rated portion of his or her annual bonus under the Annual Incentive Plan if his or her employment is terminated for any reason other than a termination by us for cause or resignation other than for a material breach.

        We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to named executive officers. We view these benefits as appropriate for the named executive officers who may not be in a position to readily obtain comparable employment within a reasonable period of time.

        As described above under "—Chief Executive Officer Transition" and below under "Narrative Disclosure to Summary Compensation Table for Year Ended December 31, 2019 and Grants of Plan Based Awards in Year 2019 Table," we entered into amendments to the employment agreements of Messrs. Janik and McCormick in connection with their transitions to new positions on January 1, 2019 and subsequently restated the agreements in February 2019.

        Please refer to the discussion below under "—Potential Payments upon Termination or Change of Control" for a more detailed discussion of our severance and change of control arrangements.

Stock Ownership Guidelines

        One of the key objectives of our executive compensation program is alignment of the interests of our executive officers with the interests of our stockholders. We believe that ensuring that executive officers are stockholders and have a significant financial interest in our Company is an effective means to accomplish this objective. Our Board has approved stock ownership guidelines setting levels of ownership of our common stock that our executive officers, including our named executive officers, and our non-employee directors are expected to satisfy within five years. The ownership requirements are as follows:

Position	Ownership Requirement
Chief Executive Officer	3x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	3x Cash Portion of Annual Retainer

        Newly appointed executive officers and non-employee directors (after the effective date of the guidelines) will have until the fifth anniversary of their appointment to satisfy their ownership requirement. Each of our executive officers and non-employee directors has either satisfied the ownership requirements under the guidelines or has additional time to do so.

Compensation Recovery Policy

        We maintain a compensation recovery policy pursuant to which certain incentive-based compensation received by our executive officers on the basis of financial results that are later restated may be subject to recovery. The incentive-based compensation subject to the policy includes any compensation that is granted, earned or vested based wholly or in part upon the attainment of a measure that is determined and presented in accordance with the accounting principles used in preparing our financial statements, any measures that are derived wholly or in part from such measures, or stock price or total stockholder return. We intend to amend the policy as and when necessary to reflect applicable changes in law and stock exchange listing standards, including the requirements of the final regulations and listing standards expected to be promulgated by the SEC.

Anti-Hedging Policy

        Because certain forms of hedging or monetization transactions, such as zero cost collars and forward sale contracts involve the establishment of short positions in our securities and limit or eliminate the ability to profit from an increase in the value of our securities, we maintain a policy prohibiting our executive officers and directors from engaging in any hedging or monetization transactions involving our securities.

Tax Deductibility

        In designing our 2019 compensation program, the Compensation Committee considered the potential effects of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") on the compensation paid to our named executive officers. Code Section 162(m) generally limits the amount of compensation that a publicly held corporation may deduct in any one year with respect to its covered employees, a group that generally includes the named executive officers, to$1 million. Prior to 2018, certain qualifying performance-based compensation approved by stockholders was historically not subject to this deduction limit. As a result of changes made by the Tax Cuts and Jobs Act, starting with our 2018 fiscal year, only performance-based compensation that was paid pursuant to a binding contract in effect on November 2, 2017 and that otherwise met certain requirements under Code Section 162(m) was exempt from the $1 million deduction limit. Accordingly, any compensation that we pay other than pursuant to such binding contracts will count towards the $1 million deduction limit, even if performance-based. The Compensation Committee will continue to authorize compensation in excess of the $1 million deduction limit if it believes such payments are appropriate to attract and retain executive talent.

Summary Compensation Table for Fiscal Year Ended December 31, 2019

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
James L. Janik	2019	$400,000	$—	$—	$212,792	$—	$97,752	$710,544
Executive Chairman	2018	$648,912	$—	$1,332,203	$594,383	$—	$97,824	$2,673,322
	2017	$618,164	$—	$1,014,384	$470,189	$93,415	$96,559	$2,292,711
Robert L. McCormick	2019	$575,000	$—	$779,720	$561,632	$—	$71,468	$1,987,820
President and) Chief	2018	$463,508	$—	$634,390	$318,416	$—	$72,304	$1,488,618
Executive Officer	2017	$402,429	$—	$414,389	$257,972	$35,873	$68,246	$1,178,909
Sarah C. Lauber	2019	$385,634	$—	$313,761	$313,883	$—	$18,353	$1,031,631
Chief Financial Officer	2018	$370,800	$—	$380,635	$254,730	$—	$16,542	$1,022,707
and Secretary	2017	$117,692	$—	$143,014	$68,105	$—	$11,069	$339,880
Keith Hagelin	2019	$310,138	$—	$252,314	$250,640	$—	$76,997	$890,089
President, Work Truck	2018	$298,201	$—	$306,104	$270,267	$—	$78,119	$952,691
Attachments	2017	$279,657	$—	$230,933	$202,950	$72,657	$76,485	$862,682
Jon Sievert	2019	$272,425	$—	$221,652	$193,386	$—	$27,830	$715,293
President, Work Truck	2018	$236,900	$—	$162,140	$120,000	$—	$28,530	$547,570
Solutions	2017	$226,331	$—	$135,912	$61,410	$3,917	$27,745	$455,315

(1)
Reflects salary amounts actually paid during the year indicated.

(2)
Reflects the grant date fair value of stock awards as determined pursuant to Accounting Standards Codification ("ASC") Topic 718. See Note 14, Stock-based Compensation in the notes to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019. The amount includes awards that are subject to performance conditions, valued at the grant date based upon the probable outcome of the performance goals pursuant to ASC Topic 718, as follows: Mr. McCormick—$485,509; Ms. Lauber—$195,383; Mr. Hagelin—$157,101; and Mr. Sievert—$138,040. The value of these awards at the grant date assuming that the maximum level of performance conditions would be achieved is as follows: Mr. McCormick—$882,743; Ms. Lauber—$355,242; Mr. Hagelin—$285,638; and Mr. Sievert—$250,982.

(3)
Reflects the actual payouts for the 2019, 2018 and 2017 Annual Incentive Plan, respectively.

(4)
There were no above market or preferential earnings on nonqualified deferred compensation in 2019. The amounts shown for 2018 and 2017 have been restated to remove the earnings on nonqualified deferred compensation previously disclosed, because the earnings were not above-market or preferential, and to remove any negative changes in actuarial present value, in each case consistent with the SEC's disclosure requirements. Messrs. Janik, McCormick, Hagelin and Sievert were participants in the Douglas Dynamics, L.L.C. Salaried Pension Plan until we terminated the Plan in the fourth quarter of 2019. Upon termination of the Plan, we either purchased annuities for participants or permitted them to roll over their benefits into other retirement plans. Distributed amounts were attributable to changes in pension value from prior years and the present value of the accumulated pension benefit under the Plan on December 31, 2019 for each of the participating named executive officers was zero. The distributed amounts are therefore not disclosed as a negative change in pension value or otherwise as 2019 compensation.

(5)
Reflects Company contributions to the 401(k) plan, Company contributions to the Douglas Dynamics Nonqualified Deferred Compensation Plan and the cost of Company-paid insurance premiums and executive physicals. See table below.

Name	401(k) Contribution	Contribution to Deferred Compensation Plan	Company Paid Insurance Premiums	Executive Physicals	Total All other Compensation
James L. Janik	$8,550	$59,976	$23,985	$5,240	$97,752
Robert L. McCormick	$8,550	$42,562	$20,356	—	$71,468
Sarah C. Lauber	$12,600	—	$5,364	$389	$18,353
Keith Hagelin	$7,663	$57,779	$11,555	—	$76,997
Jon Sievert	$7,600	$16,586	$2,144	$1,500	$27,830

 Grants of Plan-Based Awards in 2019

								All Other Stock Awards: Number of Shares of Stock or Units(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Stock Awards(4)
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
James L. Janik		$100,000	$200,000	$300,000	—	—	—	—	—
Robert L. McCormick	2/19/2019	—	—	—	—	12,099	24,198	—	$485,509
	2/19/2019	—	—	—	—	—	—	8,065	$294,211
		$258,750	$517,500	$862,500	—	—	—	—	—
Sarah C. Lauber	2/19/2019	—	—	—	—	4,869	9,738	—	$195,383
	2/19/2019	—	—	—	—	—	—	3,245	$118,378
		$144,613	$289,226	$482,043	—	—	—	—	—
Keith Hagelin	2/19/2019	—	—	—	—	3,915	7,830	—	$157,101
	2/19/2019	—	—	—	—	—	—	2,610	$95,213
		$116,302	$232,604	$387,673	—	—	—	—	—
Jon Sievert	2/19/2019	—	—	—	—	3,440	6,880	—	$138,040
	2/19/2019	—	—	—	—	—	—	2,292	$83,612
		$143,023	$204,319	$340,531	—	—	—	—	—

(1)
Amounts reported above reflect the potential performance based incentive cash payments each executive could earn pursuant to the Annual Incentive Plan for 2019 with the following explanations:

•
Threshold (25% of annual base salary for our Executive Chairman, 50% for our CEO, 37.5% for the other named executive officers)—a minimum level of performance is required to begin earning an incentive. Thus, if these minimum thresholds are not met, the payout is $0. If the minimum threshold is met, the indicated percentage of base salary will be paid.

•
Target (50% of annual base salary for our Executive Chairman, 100% for our CEO, 75% for the other named executive officers)—the performance metrics are established to pay the indicated targeted incentive percentage of base salary for meeting expected performance levels as determined by the plan.

•
Maximum (75% of annual base salary for our Executive Chairman, 150% for our CEO, 125% for the other named executive officers)—per the plan documentation, the indicated maximum payout percentage of base salary has been established.

(2)
Represents performance share units granted under our 2010 Plan in March 2019. The performance share units will vest following the end of the 2019-2021 performance period and will be earned based on three-year cumulative EPS and RONA performance, weighted at 50% each.

(3)
Represent grants of shares subject to ratable vesting in three annual installments beginning March 6, 2020.

(4)
Represents grant date fair value as calculated pursuant to ASC Topic 718.

Narrative Disclosure to Summary Compensation Table for Year Ended December 31, 2019 and Grants of Plan-Based Awards in Year 2019 Table

        Certain elements of compensation set forth in the Summary Compensation Table for Fiscal Year Ended December 31, 2019 and Grants of Plan-Based Awards in 2019 table reflect the terms of employment agreements between us and certain of the named executive officers.

        James L Janik.    We are a party to an employment agreement with Mr. Janik that was originally entered into on March 30, 2004, amended as of January 1, 2019 and restated as of February 22, 2019. Prior to its amendment and restatement in 2019, the agreement had an initial term of three years, after which it remained effective for successive one-year periods. The amendment and restatement in 2019 removed the term and successive renewals, such that the agreement will continue until Mr. Janik's employment ends. Mr. Janik's salary was set at $400,000 effective January 1, 2019 by the amendment entered into in 2019 in connection with Mr. Janik's transition from President and Chief Executive Officer to Executive Chairman of the Board. In addition, pursuant to the amendment and restatement of Mr. Janik's employment agreement in 2019, Mr. Janik was provided the opportunity to earn up to $300,000 in performance-based bonus compensation in 2019; and, upon retirement, he will be entitled to a pro rata portion of the performance-based bonus he would have earned during the calendar year of his retirement. Mr. Janik will be retiring from his position as our Executive Chairman effective immediately following the Annual Meeting. We further discuss Mr. Janik's transition from President and Chief Executive Officer to Executive Chairman of the Board and the related changes to his employment agreement above under "—Chief Executive Officer Transition."

        Robert L. McCormick.    We are a party to an employment agreement with Mr. McCormick that was originally entered into on September 7, 2004, amended as of January 1, 2019 and restated as of February 22, 2019. The agreement has no fixed term and will continue until Mr. McCormick's employment ends. Mr. McCormick's salary was set at $575,000 effective January 1, 2019 by the amendment entered into in 2019 in connection with Mr. McCormick's succession of Mr. Janik as President and Chief Executive Officer. In addition, following the amendment and restatement of Mr. McCormick's employment agreement in 2019, Mr. McCormick will be eligible to receive an annual performance bonus of up to 150% of his base salary. We further discuss Mr. McCormick's succession of Mr. Janik as President and Chief Executive Officer and the related changes to his employment agreement above under "—Chief Executive Officer Transition."

        Sarah C. Lauber.    We are party to an employment agreement with Ms. Lauber entered into on August 28, 2017. The agreement remains effective until we give or are provided by Ms. Lauber 60 days of notice of termination. The agreement provides for an initial base salary of $360,000 per year, subject to annual review and adjustment at the discretion of our Board. Pursuant to this provision, Ms. Lauber's salary has been increased periodically, most recently to $385,634 in 2019. In addition, Ms. Lauber is eligible to receive an annual performance bonus of up to 75% of her base salary and an annual equity award grant with a target value equal to 75% of her base salary.

        Keith Hagelin.    We are party to an employment agreement with Mr. Hagelin entered into on June 14, 2010. The agreement remains effective until we give or are provided by Mr. Hagelin 90 days of notice of termination. The agreement provides for an initial base salary of $215,000 per year, subject to annual review and adjustment at the discretion of our Board. Pursuant to this provision, Mr. Hagelin's salary was increased to $310,138 in 2019. In addition, pursuant to his employment agreement, Mr. Hagelin is eligible to receive an annual performance bonus of up to 100% of his base salary. As discussed in "—Annual Incentive Plan," for 2018 Mr. Hagelin was eligible to receive an annual performance bonus of up to 125% of his base salary.

 Outstanding Equity Awards at Year End 2019

        The following table sets forth for each named executive officer unvested restricted stock and performance share units as of the end of 2019. None of the named executive officers had unexercised stock options as of the end of 2019.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James L. Janik	20,168	(3)	$1,109,240	22,736	$1,250,480
Robert L. McCormick	16,988	(4)	$934,340	35,025	$1926,375
Sarah C. Lauber	7,264	(5)	$399,520	16,234	$892,870
Keith Hagelin	7,223	(6)	$397,265	13,054	$717,970
Jon Sievert	4,870	(7)	$267,850	10,489	$576,895

(1)
Based on a market value as of December 31, 2019 of $55.00 per share, which was the closing sale price of a share of our common stock on the last trading day of the year.

(2)
The amounts shown in this column are based on the following target performance share units:

Name	Granted March 6, 2018	Granted February 19, 2019
James L. Janik	22,736	0
Robert L. McCormick	10,827	12,099
Sarah C. Lauber	6,496	4,738
Keith Hagelin	5,224	3,915
Jon Sievert	3,609	3,440

    Actual performance with respect to the performance share units granted on March 6, 2018 was trending below target, and actual performance with respect to the performance share units granted on February 19, 2019 was trending above target. Consistent with the SEC's disclosure requirements, we have therefore reported in the columns to which this footnote relates the number of shares that would be earned if target performance were achieved for the performance share units granted on March 6, 2018 and the number of shares that would be earned if maximum performance were achieved for performance share units granted on February 19, 2019. The number of shares, if any, that will be earned and issued under these performance share unit awards is based on cumulative EPS (weighted at 50%) and cumulative RONA (weighted at 50%) over a three-year performance period from 2018-2020, in the case of the 2018 grants, and over a three-year performance period from 2019-2021, in the case of the 2019 grants. Any shares earned will be issued shortly after end of the performance period.

(3)
15,116 shares will vest on March 6, 2020 and 5,052 shares will vest on March 6, 2021.

(4)
6,517 shares will vest on March 6, 2020, 2,406 shares will vest on March 6, 2021 and 8,065 shares will vest on March 6, 2022.

(5)
2,576 shares will vest on March 6, 2020, 1,443 shares will vest on March 6, 2021 and 3,245 shares will vest on March 6, 2022.

(6)
3,452 shares will vest on March 6, 2020, 1,161 shares will vest on March 6, 2021 and 2,610 shares will vest on March 6, 2022.

(7)
1,963 shares will vest on March 6, 2020, 615 shares will vest on March 6, 2021 and 2,292 shares will vest on March 6, 2022.

Option Exercises and Stock Vested in Fiscal 2019

        The table below sets forth the number of shares of stock acquired by our named executive officers upon the vesting of equity awards during 2019. There were no option exercises in 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
James L. Janik	30,609	$1,273,947
Robert L. McCormick	14,069	$585,552
Sarah C. Lauber	2,576	$107,213
Keith Hagelin	7,660	$318,809
Jon Sievert	3,300	$137,346

(1)
Amounts represent the product of the number of shares acquired on vesting and the closing market price of the shares on the vesting date.

Pension Benefits

        The following table sets forth each named executive officer's pension benefits as of the end of 2019.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
James L. Janik	Salaried Pension	—	—	$815,000
Robert L. McCormick	Salaried Pension	—	—	$249,300
Sarah C. Lauber(2)		—	—	—
Keith Hagelin	Salaried Pension	—	—	$505,073
Jon Sievert	Salaried Pension	—	—	$20,819

(1)
The Douglas Dynamics, L.L.C. Salaried Pension Plan was terminated as of the end of 2019.

(2)
Ms. Lauber did not participate in the Douglas Dynamics, L.L.C. Salaried Pension Plan because she was hired after we froze the plan.

        Until the fourth quarter of 2019, we sponsored a defined benefit plan, the Douglas Dynamics, L.L.C. Salaried Pension Plan, in which our named executive officers other than Ms. Lauber participated. In the fourth quarter of 2019, we terminated this Plan and either purchased annuities for participants or permitted them to roll over their benefits into other retirement plans. Messrs. Janik and McCormick received annuities in the amounts set forth in the column titled "Payments During Last Fiscal Year" in the table above. Messrs. Hagelin and Sievert rolled over their benefits in the amounts set forth in the column titled "Payments During Last Fiscal Year" in the table above into other retirement plans.

        Prior to the termination of this Plan, the benefits were as follows:

  •
  Until January 1, 2012, the accrued benefit under the plan was 1.67% of final average monthly compensation multiplied by years of service (capped at 30 years) less 1.67% of monthly social security benefit multiplied by years of service (capped at 30 years). "Final average monthly compensation" is calculated based on the highest five-year consecutive total compensation during the last ten years of employment.

  •
  Effective January 1, 2012, benefits under the Douglas Dynamics, L.L.C. Salaried Pension Plan were frozen except for employees with five or more years of service. For employees with five or more years of service, benefits accrued on and after January 1, 2012 were to be based on 1.00%, rather than 1.67%, of final average monthly compensation multiplied by years of service (capped at 30 years) less 1.00%, rather than 1.67%, of monthly social security benefit multiplied by years of service (capped at 30 years). As a result of these changes, the tax-qualification rules under the Code applicable to this Plan no longer permitted certain of our highly compensated employees, including our named executive officers, to continue to accrue benefits under the Douglas Dynamics, L.L.C. Salaried Pension Plan.

  •
  As of December 31, 2018 benefits under the Douglas Dynamics, L.L.C. Salaried Pension Plan were frozen as to all employees.

        Under the Plan prior to its termination, participants could receive their full benefit upon normal retirement at age 65 or a reduced benefit upon early retirement at age 55 with ten years of service. Reduced benefits are also available after termination with five years of service.

Non-Qualified Deferred Compensation for 2019

        The following table sets forth information for the year ended 2019 regarding the Douglas Dynamics Nonqualified Deferred Compensation Plan.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(2)
James L. Janik	$—	$59,976	$109,053	$—	$634,244
Robert L. McCormick	$—	$42,562	$62,441	$—	$420,470
Sarah C. Lauber	$—	$—	$—	$—	$—
Keith Hagelin	$149,105	$57,779	$156,220	$—	$976,939
Jon Sievert	$—	$16,587	$53,870	$—	$222,672

(1)
All of the amounts shown in the "Registrant Contributions in Last FY" column are included in the "All Other Compensation" column of the "Summary Compensation Table" for the last completed fiscal year.

(2)
Includes the following amounts reported in the "Summary Compensation Table" for years prior to the last completed fiscal year: Mr. Janik—$465,214; Mr. McCormick—$315,467; Ms. Lauber—$0; and Mr. Hagelin—$613,835; and Mr. Sievert—$15,634.

Narrative Disclosure to Non-Qualified Deferred Compensation for 2019 Table

        Since 2012, we have maintained a deferred compensation plan, the Douglas Dynamics Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan"). Amounts deferred under the Deferred Compensation Plan during 2019 are included in the table above. We adopted the Deferred Compensation Plan in conjunction with our decision to freeze or reduce the rates of benefit accruals under the Douglas Dynamics, L.L.C. Salaried Pension Plan as described above. As a result of these changes to the tax-qualified pension plans, the tax-qualification rules under the Code applicable to the plans will no longer permit certain of our highly compensated employees, including our named executive officers, to continue to accrue benefits under the Douglas Dynamics, L.L.C. Salaried Pension Plan. Accordingly, the Deferred Compensation Plan was adopted in part to serve as a vehicle to provide replacement benefits to these executive officers.

        The Deferred Compensation Plan permits us to make discretionary contributions to the accounts of participants, and in 2019 we made annual contributions having an actuarial equivalent value of the annual pension accrual that participants lost as a result of being unable to continue participating in the Douglas Dynamics, L.L.C. Salaried Pension Plan. The Deferred Compensation Plan also permits participants to defer on an elective basis up to 80% of their respective base salaries and up to 100% of their respective bonuses and performance-based compensation, although our Board has not authorized such deferrals at this point in time.

        The amounts allocated under the Deferred Compensation Plan in any year are credited to a bookkeeping account to be maintained in the name of that participant under the Deferred Compensation Plan. Participants in the Deferred Compensation Plan are immediately and fully vested in their Deferred Compensation Plan account. Deferred Compensation Plan participants' accounts are credited with a deemed investment return determined as if the account were invested in one or more investment alternatives selected by the Company for corporate-owned life insurance policies that we intend to use to fund our obligations under the Deferred Compensation Plan.

        Allocations of our contributions and amounts deferred by participants under the Deferred Compensation Plan, if any, and deemed investment returns to a participant's Deferred Compensation Plan account are generally not subject to Federal income tax, and we will not receive a deduction for the amounts deferred or allocated to a participant's account, until those amounts are distributed pursuant to the Deferred Compensation Plan.

        We will distribute the balance of a participant's Deferred Compensation Plan account attributable to our contributions upon the later of the participant's separation from service or age 55, or upon the occurrence of an unforeseeable hardship (in an amount necessary to address the hardship). We will distribute the balance of the participant's Deferred Compensation Plan account attributable to employee contributions upon the participant's separation from service, whether or not the participant has attained age 55, or upon the occurrence of an unforeseeable hardship (in an amount necessary to address the hardship). The distribution will be in a lump sum or up to ten installments, as elected by the participant, except that the distribution will automatically be made in a lump sum in the case of a hardship distribution or if the participant's account balance is less than $25,000 at the time a separation from service. Participants also may elect in advance to have all or a portion of their own contributions distributed prior to a separation from service upon a designated date, subject to requirements specified in the Deferred Compensation Plan. Such distributions may be made in a lump sum or in up to five installments. Although we currently intend to fund our obligations under the Deferred Compensation Plan using corporate-owned life insurance policies, our obligations to make distributions under the Deferred Compensation Plan are our general, unsecured obligations and rank equally with our other unsecured and unsubordinated indebtedness.

Potential Payments upon Termination or Change of Control

        The information below describes certain compensation and benefits to which our named executive officers are entitled in the event their employment is terminated under certain circumstances and/or a change of control occurs. See the table at the end of this section for the amount of compensation and benefits that would have become payable under existing plans and contractual arrangements assuming a termination of employment and/or change of control had occurred on December 31, 2019 assuming a market value of our common stock on that date of $55.00 (which was the closing sale price of a share of our common stock on the last trading day of the year) given the named executive officers' compensation and service levels as of such date. There can be no assurance that an actual triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Involuntary Termination Without Cause or Resignation Due to Material Breach

        As described above, we or our affiliates are, or were during 2019, a party to employment agreements with the following named executive officers: Messrs. Janik, McCormick and Hagelin and Ms. Lauber. Under the employment agreements with our named executive officers, if we terminate the executive's employment without Cause (as defined below), or if the executive were to terminate his or her employment due to a Material Breach (as defined below) by us, the executive would be entitled to receive severance benefits consisting of base salary continuation. Under such circumstances, each of Messrs. Janik and McCormick (following the amendment and restatement of his employment agreement in 2019) would be entitled to 24 months of his base salary, and each of Ms. Lauber and Mr. Hagelin would be entitled to 12 months of her or his base salary, in each case paid monthly. Any unvested stock options scheduled to vest at the next applicable vesting date would vest pro-rata according to the number of months the executive was employed during the relevant vesting period. We would also continue each executive's benefits for one year at the executive's election and cost. Additionally, Messrs. Janik and McCormick and Ms. Lauber would also have been entitled to receive a pro-rated portion of his or her annual performance bonus for the year of termination.

        Under the employment agreements with the named executive officers, "Cause" means the occurrence or existence of any of the following with respect to an executive, as determined in good faith by a majority of the disinterested members of our Board: (a) a material breach by the executive of any of his or her material obligations under the employment agreement which remains uncured after the lapse of 30 days following the date that we have given the executive written notice thereof; (b) a material breach by the executive of his or her duty not to engage in any transaction that represents, directly or indirectly, self-dealing with us or any of our respective affiliates which has not been approved by a majority of the disinterested members of our Board, if in any such case such material breach remains uncured after the lapse of 30 days following the date that we have given the executive written notice thereof; (c) the repeated material breach by the executive of any material duty referred to in clause (a) or (b) above as to which at least two written notices have been given pursuant to such clause (a) or (b); (d) any act of misappropriation, embezzlement, intentional fraud or similar conduct involving us; (e) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; (f) intentional infliction of any damage of a material nature to any of our property; or (g) the repeated non-prescription abuse of any controlled substance or the repeated abuse of alcohol or any other non-controlled substance which, in any case described in this clause, our Board reasonably determines renders the executive unfit to serve us as an officer or employee.

        Under the employment agreements with our named executive officers, the executive has the right to terminate his employment if (a) we fail to perform a material condition or covenant of the employment agreement that remains uncured after an applicable cure period or (b) we repeatedly fail to perform a material condition or covenant of the employment agreement as to which at least two written notices have been given by the executive (each of clause (a) and (b), a "Material Breach"). Additionally, under Mr. Janik's employment agreement, Material Breach also includes the relocation of his principal place of performance to outside the Milwaukee, Wisconsin metropolitan area without his prior written consent.

        Each of the named executive officers is subject to a non-competition obligation that prevents the executive officer from working for our competitors, a non-solicit obligation that prevents the executive officer from soliciting our customers or employees and a confidentiality obligation, in each case for two years after termination of employment.

Termination due to Death, Disability or Retirement

        Under the employment agreements, if the executive's employment terminates due to death, Disability (as defined below) or retirement, the executive would generally not be entitled to severance benefits except as follows. In the event of an executive's death, we would be obligated to continue coverage of such executive's dependents (if any) under all benefit plans and programs for a period of six months at no charge to the dependents. Additionally, under the Annual Incentive Plan, in the event of termination due to death or Disability and, in the case of Messrs. Janik or McCormick, his retirement, each executive (or his beneficiaries) would be entitled to receive a prorated portion of his annual performance bonus for the year of termination. Our restricted stock units granted to our named executive officers also provide for continued vesting upon retirement after age 65 or after age 55 with ten years of service. The performance share units that we granted to the named executive officers in 2018 and 2019 also provide for potential full vesting upon a retirement at least six months after the grant date, contingent on actual performance through the end of the performance period, and potential pro rata vesting at the target level upon a termination as a result of death or disability at least six months after the grant date.

        Under the employment agreements, "Disability" means a disability that renders the executive unable to perform the essential functions of his position, even with reasonable accommodation, for a period of 60 consecutive days or for 90 days within any 180-day period.

Change of Control

        Restricted Stock and Restricted Stock Units.    Under the terms of the 2010 Stock Plan, in the event of a change of control (as defined below), the Compensation Committee or our Board, in its discretion, may, among other alternatives, accelerate the vesting of all of the then-unvested shares of restricted stock held by each of our named executive officers. Under the terms of the restricted stock unit award agreements, the vesting of then-unvested restricted stock units that are continued, assumed or substituted in the change of control will not automatically accelerate unless the executive's employment is terminated other than for serious misconduct or the executive resigns for good reason within 24 months after the change of control. If the restricted stock units are not continued, assumed or substituted, then vesting will be accelerated upon the change of control.

        Performance Share Units.    Under the terms of the 2010 Stock Plan, in the event of a change of control (as defined below), the Compensation Committee or our Board, in its discretion, may, among other alternatives, accelerate the vesting of all of the then-unvested performance share units held by each of our named executive officers. Under the terms of the performance share unit award agreements, the vesting of then unvested performance share units that are continued, assumed or substituted in the change of control will not automatically accelerate unless the executive's employment is terminated other than for serious misconduct or the executive resigns for good reason within 24 months after the change of control, but they will be converted into time-vesting restricted stock units at the target level if the change of control occurs within the first year of the performance period or at the actual performance level if the change of control occurs after the first year. If the performance share units are not continued, assumed or substituted in the change of control, the performance share units will become earned and vested (a) assuming target performance if the change of control occurs within the first year of the performance period; or (b) at actual performance through the date of the change of control if the change of control occurs on or after the first year of the performance period.

        For purposes of the 2010 Stock Plan, a "change of control" means any time (a) any person, other than certain affiliates, becomes the beneficial owner of 50% or more of the combined voting power of our outstanding voting securities; (b) during any period of two consecutive years, the majority of our Board changes (other than through Board-approved appointments); (c) certain extraordinary transactions involving our Company become effective or are consummated; or (d) a sale, transfer or any other disposition (including, without limitation, by way of spin-off, distribution, complete liquidation or dissolution) of all or substantially all of our business and/or assets to an unrelated third party is consummated.

        The table below sets forth the estimated value of the potential payments to each of the named executive officers, assuming the executive's employment had terminated on December 31, 2019 and/or that a change of control had occurred on that date, and assuming that the vesting of all unvested restricted stock, restricted stock unit and performance share unit awards was accelerated upon a change of control. The figures in the table below are based on the employment agreements in effect on December 31, 2019, as required by SEC regulations, and therefore do not take into account any modifications to the agreements or subsequent agreements entered into after that date.

Name	Termination without cause or resignation for material breach	Termination due to death	Termination due to disability	Termination due to retirement	Change of control
James L. Janik
Severance	$856,521	—	—	—	—
Dependent COBRA Coverage	—	$8,709	—	—	—
Annual Incentive Plan Bonus	$212,792	$212,792	$212,792	$212,792	—
Restricted Stock and Units(1)	—	—	—	—	$1,109,240
Performance Share Units(1)	—	—	—	—	—
Robert L. McCormick
Severance	$1,178,906	—	—	—	—
Dependent COBRA Coverage	—	$8,709	—	—	—
Annual Incentive Plan Bonus	—	$561,632	$561,632	—	—
Restricted Stock and Units(1)	—	—	—	—	$934,340
Performance Share Units(1)	—	—	—	—	$485,509
Sarah C. Lauber
Severance	$403,598	—	—	—	—
Dependent COBRA Coverage	—	$8,709	—	—	—
Annual Incentive Plan Bonus	—	$313,883	$313,883	—	—
Restricted Stock and Units(1)	—	—	—	—	$399,520
Performance Share Units(1)	—	—	—	—	$195,383
Keith Hagelin
Severance	$150,431	—	—	—	—
Dependent COBRA Coverage	—	$8,709	—	—	—
Annual Incentive Plan Bonus	—	$250,640	$250,640	—	—
Restricted Stock and Units(1)	—	—	—	—	$397,265
Performance Share Units(1)	—	—	—	—	$157,101
Jon Sievert
Severance	$67,189	—	—	—	—
Dependent COBRA Coverage	—	$6,142	—	—	—
Annual Incentive Plan Bonus	—	$193,386	$193,386	—	—
Restricted Stock and Units(1)	—	—	—	—	$267,850
Performance Share Units(1)	—	—	—	—	$138,040

(1)
Based on a market value as of December 31, 2019 of $55.00 per share, which was the closing sale price of a share of our common stock on the last trading day of 2019. Includes unvested shares of restricted stock or restricted stock units that were unvested as of December 31, 2019.

        As previously announced, Mr. Janik will be retiring from his position as our Executive Chairman effective immediately following the Annual Meeting. In connection with his retirement, he will be entitled to receive a pro rata annual bonus for 2020 based on actual performance and the portion of the year during which he was employed. He also may elect to continue to participate in all group insurance benefits at active employee rates (to the extent permitted by the terms of the applicable plans or policies). He will also continue to vest in his performance share units that were granted in 2017 and 2018 and his restricted stock units that were granted in 2018. We estimate the aggregate value of these units as approximately $1,109,240 as of December 31, 2019.

Risk Assessment of our Compensation Policies and Practices

        On an annual basis, our senior management team reviews all of our compensation policies and practices, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company. Management then reviews its findings with our Compensation Committee. Based on the most recent review, management and our Compensation Committee concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company. Specifically, management and our Compensation Committee took into consideration as part of its review the fact that the compensation programs contain many design features that mitigate the likelihood of inducing excessive risk-taking behavior. These features include a balance of fixed and variable compensation, with variable compensation tied both to short-term objectives and the long-term value of our Company, and multiple metrics in our incentive programs that balance profitability, cash management and other key business objectives.

Pay Ratio

        As required by Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Mr. McCormick, our chief executive officer. For the year ended December 31, 2019:

  •
  the annual total compensation of our median employee was reasonably estimated to be $52,348.

  •
  the annual total compensation of Mr. McCormick was $1,987,820.

  •
  Based on this information, the ratio of the annual total compensation of our chief executive officer to the annual total compensation of our median employees is estimated to be 38 to 1.

        We identified our median employee by examining wages reported in Box 1 on Form W-2 for all individuals employed by us on December 31, 2019, whether full-time, part-time, or on a seasonable basis, except that, in reliance on the "de minimis" exemption, we excluded from our employee population any employee located in China. As of December 31, 2019, we had 12 employees located in China, which constituted less than 5% of our 1,677 total employees. The total number of our U.S. employees on December 31, 2019 irrespective of the de minimis exception, and used for the de minimis calculation, was 1,665, and the total number of our non-U.S. employees on December 31, 2019 irrespective of the de minimis exception was 12.

        To identify our median employee, we annualized wages for all permanent employees who were hired after January 1, 2019, as permitted by SEC rules. Once we identified our median employee, we added together all of the elements of such employee's compensation for 2019 in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table. To calculate our ratio, we then divided Mr. McCormick's annual total compensation reported in the Summary Compensation Table by the annual total compensation of our median employee.

Director Compensation

        During 2019, our Nominating and Corporate Governance Committee undertook a review of our non-employee director compensation with the assistance of FW Cook and determined that our annual director compensation was below market compared to our Peer Group. Based on this finding, our Nominating and Corporate Governance Committee approved the compensation arrangements for our non-employee directors described below, which are reflected in the following table:

  •
  annual cash retainer fee for all outside directors of $70,000;

  •
  additional retainer fee of $100,000 in the form of fully vested restricted stock units;

  •
  additional cash retainer fee for our lead director of $25,000;

  •
  additional cash retainer fee for our Audit Committee chairman of $15,000;

  •
  additional cash retainer fee for our Compensation Committee chairman of $10,000; and

  •
  additional cash retainer fee for our Nominating and Corporate Governance Committee chairman of $10,000.

        In connection with Mr. Janik's expected transition to non-executive chairman following his retirement if he is re-elected to the Board at the Annual Meeting, the Board approved an additional annual cash retainer fee for the non-executive chairman role of $65,000. We also reimburse all directors for out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. The restricted stock units are granted annually at the first quarter nominating and governance committee meeting of the year. The restricted stock units and the underlying shares are issued to our outside directors pursuant to our 2010 Stock Plan.

        The table below sets forth information regarding the compensation of our directors for 2019.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
James L. Janik(2)	—	—	—	—	—	—	—
James D. Staley	$90,000	$81,861	—	—	—	—	$171,861
James L. Packard	$65,000	$81,861	—	—	—	—	$146,861
Donald Sturdivant	$75,000	$81,861	—	—	—	—	$156,861
Kenneth W. Krueger	$79,500	$81,861	—	—	—	—	$161,361
Margaret Dano	$75,000	$81,861	—	—	—	—	$156,861

(1)
Reflects the grant date fair value of restricted stock unit awards as determined pursuant to ASC Topic 718. See Note 14 Stock-based Compensation, in the notes to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019. Each outside director received 2,244 restricted stock units.

(2)
Mr. Janik, who served as our Executive Chairman during 2019, was not compensated for being a director of our Company in 2019.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to our Board that the Compensation Discussion and Analysis be included in our proxy statement for our Annual Meeting.

COMPENSATION COMMITTEE
Donald W. Sturdivant (Chairman) Margaret S. Dano Kenneth W. Krueger James L. Packard James D. Staley

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(Proposal 2)

        Under legislation enacted by Congress we are required to hold a non-binding advisory stockholder vote on a resolution approving the compensation of our named executive officers, which we refer to as a "say on pay" vote. In keeping with the recommendation of our Board and the preference expressed by our stockholders in 2017, we hold a say on pay vote on an annual basis. Accordingly, we are again seeking input from our stockholders in 2020 through this advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative discussion contained in this proxy statement. Our next advisory vote will be held in 2021.

        As indicated by the Compensation Discussion and Analysis and accompanying disclosures, executive compensation is an important matter both to us and, we believe, to our stockholders. We believe that a skilled, experienced and dedicated senior management team is essential to the future performance of our Company and to building stockholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities as well as to motivate management to maximize performance while building stockholder value.

        As described in greater detail in the Compensation Discussion and Analysis, we compensate our named executive officers through both short term cash programs, including annual salary and an annual incentive plan, and long term incentive programs, reflecting a mix of fixed and variable compensation. Although our compensation program provides for a mix of both short- and long-term compensation and cash and non-cash compensation, we do not have any specific policy on those allocations. Our compensation philosophy is centered on providing an opportunity for an executive's total annual compensation to exceed what we believe is the general market level of compensation for similar executive roles. Our business is subject to variability of earnings due to year-to-year variations in snowfall. Accordingly, we have designed our compensation program to provide for a competitive annual salary while offering our named executive officers the opportunity to earn a substantial amount of variable compensation based on our profitability. This program aligns named executive officer compensation with our variable earnings model and is intended to differentiate us from our competitors when attracting and motivating our executives.

        Our Board requests the support of our stockholders for the compensation of our named executive officers as disclosed in this proxy statement. Accordingly, for the reasons we discuss above, our Board unanimously recommends that stockholders vote in favor of the following resolution:

          "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the compensation tables and narrative discussion contained in this proxy statement."

        The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section and the compensation tables and narrative discussion contained in this proxy statement. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution.

        As this is an advisory vote, the results of the vote will not be binding on our Board, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and our Compensation Committee and our Board will review and consider the outcome of the vote when making future compensation decisions for our named executive officers.

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 AUDIT COMMITTEE REPORT

        The Audit Committee is comprised of Messrs. Staley, Packard, Sturdivant and Krueger and Ms. Dano, and is chaired by Mr. Krueger. Each of Messrs. Staley, Packard, Sturdivant and Krueger and Ms. Dano are independent within the meaning of Rule 10A-3 under the Exchange Act and the listing standards of the NYSE. Our management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with standards of The Public Company Accounting Oversight Board (the "PCAOB") and issuing a report thereon. The Audit Committee is responsible for monitoring these processes and is responsible for appointing our independent registered public accounting firm, subject to stockholder ratification, and approving the terms of the independent registered public accounting firm's services.

        The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm, which policy was also approved by our Board. The services performed by the independent registered public accounting firm in 2019 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee and approved by our Board. The Audit Committee met with our management and our independent registered public accounting firm four times during 2019.

        The Audit Committee has discussed with our independent registered public accounting firm the overall scope and plans for its independent audit. The Audit Committee reviewed and discussed our audited financial statements with management. Our management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. Discussions regarding our audited financial statements included the independent registered public accounting firm's judgments about the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the Commission.

        Our independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accountant's communications with the Audit Committee concerning independence and the Audit Committee discussed the independent registered public accounting firm's independence with management and the independent registered public accounting firm.

        Based on the Audit Committee's discussion with management and the independent registered public accounting firm, the Audit Committee's review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

        This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE
Kenneth Krueger (Chairman) James D. Staley James L. Packard Donald W. Sturdivant Kenneth Krueger Margaret S. Dano

 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3)

        Deloitte & Touche LLP served as our independent registered public accounting firm for 2019, and has served as our independent registered public accounting firm since 2017. Representatives of Deloitte & Touche LLP are expected to be present at our Annual Meeting and will be given the opportunity to make a statement and answer appropriate questions that may be asked by stockholders.

        The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for 2020, subject to stockholder ratification at our Annual Meeting.

        The Audit Committee Charter does not require that our stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our Audit Committee may reconsider whether to retain Deloitte & Touche LLP, but still may retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

        Fees billed to us by Deloitte & Touche LLP for the years ended December 31, 2019 and 2018 were as follows:

Audit Fees

        The aggregate fees billed or expected to be billed by Deloitte & Touche LLP for the audit of our 2019 annual financial statements and the review of financial statements included in our quarterly reports on Form 10-Q in 2019 were $727,500 comprised of audit fees of $668,500 and $59,000 for out-of-pocket expenses incurred in connection with auditing services. The aggregate fees billed by Deloitte & Touche LLP for the audit of our 2018 annual financial statements and the review of financial statements included in our quarterly reports on Form 10-Q in 2018 were $790,000, comprised of audit fees of $735,000 and $55,000 for out-of-pocket expenses incurred in connection with auditing services.

Audit-Related Fees

        There were no audit-related fees billed by Deloitte & Touche LLP in 2019 or 2018.

Tax Fees

        There were no fees billed for tax services by Deloitte & Touche LLP 2019 or 2018.

All Other Fees

        There were no other fees billed by Deloitte & Touche LLP for 2019 or 2018.

        The Audit Committee considered the non-audit services provided by Deloitte & Touche LLP and determined that the provision of such services was compatible with maintaining Deloitte & Touche LLP's independence. All services performed in connection with the fees reported under the headings Audit-Related Fees were pre-approved by the Audit Committee.

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

 APPROVAL OF OUR AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

(Proposal 4)

        Our Board is asking our stockholders to approve our Amended and Restated 2010 Stock Incentive Plan (as amended and restated, the "Restated Plan") for the purpose of extending the term of the 2010 Stock Plan and allowing us to continue to grant equity-based awards under the 2010 Stock Plan until April 28, 2030, the tenth anniversary of the date of the Annual Meeting. We are not asking for approval of an increase in the number of shares of common stock reserved for issuance under the 2010 Stock Plan or for approval of any other changes to the 2010 Stock Plan.

        Background and Effect of Proposal.    The 2010 Stock Plan was originally adopted by our Board and approved by our stockholders on May 4, 2010, in connection with our initial public offering. The 2010 Stock Plan as originally adopted and approved had a 10-year term pursuant to which it would expire on May 4, 2020. The 2010 Stock Plan was amended and restated by the Board on August 4, 2010 and March 6, 2014, and approved by our stockholders as amended and restated on April 30, 2014.

        The 2010 Stock Plan was adopted to advance the interests of our Company by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening their desire to continue working toward and contributing to the success and progress of our Company. We continue to believe that incentive compensation, including equity-based compensation awarded under the 2010 Stock Plan, is an important element of our compensation programs, which are designed to enable us to attract and retain executive officers with skill, experience and dedication as well as to motivate management to maximize performance while building stockholder value.

        Accordingly, our Board has approved the Restated Plan solely for the purpose of extending the term of the 2010 Stock Plan until April 28, 2030, the tenth anniversary of the date of the Annual Meeting. If our stockholders approve the Restated Plan, then we will be able to continue to grant equity-based awards under the 2010 Stock Plan. If our stockholders do not approve the Restated Plan, then we will no longer be able to grant equity-based awards under the 2010 Stock Plan and we would be required to revise our compensation philosophy and devise other programs to attract, retain and compensate our management employees.

        Awards.    The 2010 Stock Plan authorizes the grant of "non-qualified" stock options, incentive stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units ("RSUs") and incentive bonuses to employees, officers, non-employee directors and other service providers to us and our subsidiaries.

        Shares reserved.    The number of shares of common stock issuable pursuant to all awards granted under the 2010 Stock Plan may not exceed 2,130,000 shares of our common stock. The number of shares issued or reserved pursuant to the 2010 Stock Plan (or pursuant to outstanding awards) is subject to (a) adjustment as a result of dividends, distributions, stock splits or combinations or consolidations of outstanding shares, and (b) equitable adjustment as a result of recapitalizations, reorganizations, split-up, spin-off, combination, repurchase or exchange of shares, mergers, consolidations, reorganizations or other transactions in which our common stock is changed into or exchanged for a different class of securities, in each case so that no dilution or enlargement of the benefits intended to be made available under the 2010 Stock Plan occurs and without change in the aggregate purchase price for the shares then subject to each award. Shares subject to awards that have been terminated, expired unexercised, forfeited or otherwise not issued under an award and shares subject to awards settled in cash do not count as shares issued under the 2010 Stock Plan. In addition, (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of a stock option, and (iii) shares delivered to or withheld by us to pay the withholding taxes related to an award do not count as shares issued under the 2010 Stock Plan.

        Eligibility.    Any person who is a current or prospective officer or employee of our Company or of any subsidiary is eligible for selection by the Compensation Committee for the grant of awards under the 2010 Stock Plan. In addition, non-employee directors and any other service providers who have been retained to provide consulting, advisory or other services to us or to any subsidiary may be eligible for the grant of awards under the 2010 Stock Plan as determined by the Nominating and Corporate Governance Committee. Options intended to qualify as incentive stock options may only be granted to employees of our Company or certain subsidiaries, as selected by the Compensation Committee. As of March 6, 2020, we had approximately 1,700 employees and five non-employee directors. As of that date, no other service providers were eligible to receive awards under the 2010 Stock Plan.

        Administration.    The 2010 Stock Plan is administered by the Compensation Committee with respect to awards made to participants other than non-employee directors and by the Nominating and Corporate Governance Committee with respect to non-employee director participants (the applicable Committee, the "Administrator"). Any power of the Administrator may also be exercised by our Board, subject to certain exceptions. The Administrator is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with such administration. As one of its principal powers, the Administrator has the discretion to determine the individuals to whom awards may be granted under the 2010 Stock Plan, the amount and timing of such awards, the manner in which such awards will vest and the other conditions applicable to awards. In addition, among other things, the Administrator is authorized to interpret the 2010 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2010 Stock Plan, to establish and verify the satisfaction of performance criteria applicable to any award, to determine the extent to which adjustments are required under the 2010 Stock Plan, to approve corrections in the documentation or administration of any award, to reduce the exercise price of any options or SARs, or to exchange such awards, in each case subject to any necessary stockholder approval, to waive or amend the post-termination exercise period provisions applicable to any award and to make any other determinations that it deems necessary or desirable for the administration of the 2010 Stock Plan. The Administrator may also make exceptions to the 2010 Stock Plan and/or accelerate or waive vesting and exercisability conditions in the event it determines in good faith that it is necessary to do so in light of extraordinary circumstances. All decisions, determinations and interpretations by the Administrator, and any rules and regulations under the 2010 Stock Plan and the terms and conditions of or operation of any award, are final and binding on all participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the 2010 Stock Plan or any award.

        Options.    The Administrator determines the exercise price, which is generally not less than fair market value on the date of grant, and other terms for each option and whether the options are non-qualified stock options or incentive stock options. Incentive stock options may be granted only to employees and are subject to certain other restrictions. To the extent an option intended to be an incentive stock option does not so qualify, it is treated as a non-qualified option. A participant may exercise an option by written notice and payment of the exercise price in shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares and withholding of shares deliverable upon exercise.

        Stock appreciation rights.    The Administrator may grant SARs independent of or in connection with an option. The exercise price per share of a SAR is an amount determined by the Administrator, which is generally not less than the fair market value of the date of grant, and the Administrator determines the other terms applicable to SARs. Generally, each SAR entitles a participant upon exercise to an amount equal to:

  •
  the excess of the fair market value on the exercise date of one share of common stock over the exercise price, multiplied by

  •
  the number of shares of common stock covered by the SAR.

        Payment will be made in common stock or in cash, or partly in common stock and partly in cash, as determined by the Administrator.

        Restricted stock and restricted stock units.    The Administrator may award restricted common stock and RSUs. Restricted stock awards consist of shares of common stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares of cash or common stock to the participant only after specified conditions are satisfied. The Administrator determines the restrictions and conditions applicable to each award of restricted stock or RSUs, which may include performance vesting conditions. Unless determined otherwise by the Administrator, each RSU is equal to one share and entitles a participant to either the issuance of shares or payment of an amount of cash determined with reference to the value of shares. To the extent determined by the Administrator, restricted stock and RSUs may be satisfied or settled in shares, cash or a combination thereof.

        Unless otherwise determined by the Administrator, participants holding shares of restricted stock may exercise full voting rights with respect to those shares during the period of restriction. Participants have no voting rights with respect to shares underlying RSUs unless and until such shares are reflected as issued and outstanding shares on the Company's stock ledger.

        Participants holding shares of restricted stock are entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the Administrator. Shares underlying RSUs are entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

        Incentive bonuses.    An incentive bonus is an opportunity for a participant to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period set by the Administrator. Payment of the amount due under an incentive bonus may be made in cash or in shares, as determined by the Administrator.

        Performance goals and individual award limits.    Vesting of awards granted under the 2010 Stock Plan may be subject to the satisfaction of one or more performance goals established by the Administrator. For purposes of the 2010 Stock Plan, performance goals means any goals the Compensation Committee establishes that relate to one or more of the following for such period as the Compensation Committee specifies, in all cases before "excluded items" (as described below), except as otherwise determined by the Compensation Committee upon the grant of an award: sales or other revenues; cost of goods sold; gross profit; expenses or expense or cost reductions; income or earnings, including net income, income from operations; income before interest and the provision for income taxes; income before provision for income taxes; margins; working capital or any of its components, including accounts receivable, inventories or accounts payable; assets or productivity of assets; return on stockholders' equity, capital, assets or other financial measure that appears on our financial statements or is derived from one or more amounts that appear on our financial statements; stock price; dividend payments; economic value added, or other measure of profitability that considers the cost of capital employed; cash flow; debt or ratio of debt to equity or other financial measure that appears on our financial statements or is derived from one or more amounts that appear on our financial statements; net increase (decrease) in cash and cash equivalents; customer satisfaction; market share; product quality; new product introductions or launches; sustainability, including energy or materials utilization;

business efficiency measures; retail sales; or safety; in each case as determined for us on a consolidated basis, for any one or more of our affiliates, divisions or business units. Performance goals also may include earnings per share on a consolidated basis and total stockholder return. The performance goals may vary from participant to participant, group to group, and period to period.

        In the case of awards that the Compensation Committee determines will not be considered "performance-based compensation" under Code Section 162(m), the Committee may establish other performance goals not listed in the 2010 Stock Plan.

        For purposes of the 2010 Stock Plan, "excluded items" means any (a) charges for reorganizing and restructuring, (b) discontinued operations, (c) asset write-downs, (d) gains or losses on the disposition of a business or business segment or arising from the sale of assets outside the ordinary course of business, (e) changes in tax or accounting principles, regulations or laws, (f) extraordinary, unusual, transition, one-time and/or non-recurring expenses, revenues or other items of gain or loss, (g) changes in interest expenses as a result of modified debt structures and (h) mergers, acquisitions or dispositions, that in each case we identify in our audited financial statements, including footnotes, or the Management's Discussion and Analysis section of our annual report on Form 10-K.

        The 2010 Stock Plan includes limits on the amount of awards that we may grant to any individual participant. No participant may be granted awards that could result in such participant receiving in a fiscal year:

  (a)
  options for and/or stock appreciation rights with respect to more than 450,000 shares of our common stock;

  (b)
  shares of our common stock, restricted stock and/or restricted stock units relating to more than 150,000 shares of our common stock; or

  (c)
  a cash incentive bonus of more than $3,000,000.

        Transferability.    Unless otherwise determined by the Administrator, awards granted under the 2010 Stock Plan are not transferable other than by will or by the laws of descent and distribution.

        Change of control.    The Administrator may provide, either at the time an award is granted or thereafter, that a change of control (as defined in the 2010 Stock Plan) has such effect as specified by the Administrator, or no effect, as the Administrator in its sole discretion may provide.

        Suspension or termination of awards.    Except as otherwise provided by the Administrator, if an authorized officer of the Company reasonably believes that a participant may have committed any act constituting Cause for termination of employment, or a violation of any non-competition covenant, the authorized officer, Administrator or the Board may suspend the participant's rights to exercise any option, to vest in an award, and/or to receive payment for or receive shares in settlement of an award pending a determination of whether such an act has been committed.

        Amendment and termination.    Under the 2010 Stock Plan as originally approved, awards would be granted only during the ten years following the effective date of the 2010 Stock Plan. If the Restated Plan is approved by our stockholders, we will be authorized to grant awards until the expiration of the 2010 Stock Plan on April 28, 2030. Our Board has the authority to amend, alter or discontinue the 2010 Stock Plan in any respect at any time, but no amendment may diminish any of the rights of a participant under any awards previously granted, without his or her consent. In addition, stockholder approval is required for any amendment that would increase the maximum number of shares available for awards, reduce the price at which options may be granted, change the class of eligible participants, or otherwise when stockholder approval is required by law or under stock exchange listing requirements.

        Repricing prohibited.    Under the 2010 Stock Plan, except in connection with a corporate transaction involving our Company, we may not, without obtaining stockholder approval: (a) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or stock appreciation rights, (b) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, or (c) cancel outstanding options or stock appreciation rights with an exercise price above the current price of our common stock in exchange for cash or other securities.

        Recoupment.    Any awards granted pursuant to the 2010 Stock Plan on or after March 1, 2016, and any shares issued or cash paid pursuant to such an award, are subject to any recoupment, clawback or compensation recovery policy that we adopt, or any recoupment, clawback, compensation recovery or similar requirement otherwise made applicable to us by law, regulation or listing standards, from time to time.

Certain U.S. Federal Tax Implications

        Options.    The grant of a stock option will create no income tax consequences to us or the participant. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our common stock at such time over the exercise price. Our Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant's subsequent disposition of the shares of our common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, the fair market value of our common stock on the exercise date.

        In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of our common stock acquired pursuant to the exercise of an incentive stock option and the Company will not be allowed a deduction. If the participant fails to hold the shares of our common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

        Stock Appreciation Rights.    The grant of a SAR will create no income tax consequences to us or the participant. Upon the exercise or maturity of a SAR, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are delivered under the SAR, upon the participant's subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

        Restricted Stock Units.    The grant of a RSU will create no income tax consequences to us or the participant. Upon the participant's receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis, the fair market value of the shares on the date the participant received the shares.

        Restricted Stock.    Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of our common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

        A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

New Plan Benefits

        We currently cannot determine the awards that may be granted under the 2010 Stock Plan in the future to eligible participants. The Administrator will make future awards under the 2010 Stock Plan in its discretion from time to time, and the benefits received will depend on the amounts awarded and the extent to which performance goals set by the Compensation Committee are achieved. The closing price of our common stock on the NYSE was $40.51 per share on March 6, 2020.

Equity Compensation Plan Information

        The following table sets forth information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved by security holders(1):
2010 Stock Incentive Plan(2)	112,447		$—	834,936
Equity compensation plans not approved by security holders:	—		—	—
Total	112,447	$		834,936

(1)
Excludes 219,348 shares of restricted stock previously granted under the 2010 Stock Plan.

(2)
Calculated excluding the 112,447 securities shown as to be issued upon exercise of outstanding options, warrants and rights under the 2010 Stock Plan in column (a), which are subject to performance share unit awards and have no exercise price.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF OUR AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN.

 STOCKHOLDER PROPOSALS

        A stockholder who intends to present a proposal for action at any annual meeting and who desires that such proposal be included in our proxy materials must submit the proposal to us in advance of the meeting. Proposals for our annual meeting to be held in 2021 must be received by us at our corporate offices, directed to the attention of the Corporate Secretary, no later than November 27, 2020. Under SEC rules relating to the discretionary voting of proxies at stockholder meetings, if a proponent of a matter for stockholder consideration (other than a stockholder proposal) fails to notify us at least 45 days prior to the month and day of the anniversary of mailing the prior year's proxy statement, then management proxies are allowed to use their discretionary voting authority if a proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. Therefore, any such matters must be received by us by February 10, 2021 in the case of our 2021 annual meeting of stockholders. We are not aware of any such proposals for our Annual Meeting. Our Bylaws also establish advance notice procedures as to (i) business to be brought before an annual meeting of stockholders other than by or at the direction of our Board; (ii) the nomination, other than by or at the direction of our Board, of candidates for election as directors; and (iii) the request to call a special meeting of stockholders. Under our Bylaws, written notice of stockholder proposals for our 2021 annual meeting which are not intended to be considered for inclusion in next year's annual meeting proxy materials (stockholder proposals submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934) must be received by us at our principal office, directed to the attention of the Corporate Secretary, no later than January 28, 2021 and no earlier than December 29, 2020 and must contain the information specified in our Bylaws. Any stockholder who wishes to take such action should obtain a copy of our Bylaws and may do so by written request addressed to our Corporate Secretary at our principal executive offices.

COST OF PROXY SOLICITATION

        We will pay the cost of preparing, printing and mailing proxy materials as well as the cost of soliciting proxies on behalf of our Board. In addition to using the mail services, our officers and other regular employees, without additional remuneration, may solicit proxies in person and by telephone, e-mail or facsimile transmission. We will reimburse brokers, nominees and custodians who hold our common stock in their names and who solicit proxies from the beneficial owners for out-of-pocket and reasonable clerical expenses.

OTHER MATTERS

        Pursuant to the rules of the SEC, services that deliver our communications to our stockholders through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and this proxy statement. Upon written or oral request, we will promptly deliver a separate copy of our annual report to stockholders and/or this proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders sharing an address may also request delivery of a single copy of our annual report and/or proxy statement if they are currently receiving multiple copies of such documents. Stockholders may notify us of their requests in writing and addressed to Investor Relations, Douglas Dynamics, Inc., 7777 N. 73rd Street, Milwaukee, WI 53223, or via telephone at (414) 354-2310.

 ANNUAL REPORT

        We are mailing our Annual Report to Stockholders, including our audited financial statements for the year ended December 31, 2019, with this proxy statement, although the Annual Report is not a part of this proxy statement or a part of the proxy soliciting material.

By order of our Board of Directors, Douglas Dynamics, Inc.

Sarah C. Lauber Chief Financial Officer and Secretary
Milwaukee, Wisconsin March 27, 2020

        We will furnish to any stockholder, without charge, a copy of our 2019 Annual Report on Form 10-K (without exhibits). Requests for our Form 10-K can be made in writing and addressed to Investor Relations, Douglas Dynamics, Inc., 7777 N. 73rd Street, Milwaukee, WI 53223, or via telephone at (414) 354-2310. The Form 10-K can also be viewed or requested on our website (www.douglasdynamics.com).

Appendix A

DOUGLAS DYNAMICS, INC.
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

1.     Purpose

        The purpose of the Douglas Dynamics, Inc. Amended and Restated 2010 Stock Incentive Plan (the "Plan") is to advance the interests of Douglas Dynamics, Inc. (the "Company") by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan provides for the potential grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator. Following the adoption of the Plan, no additional awards shall be granted under the Company's Amended and Restated 2004 Stock Incentive Plan.

2.     Definitions

        As used in the Plan, the following terms shall have the meanings set forth below:

        (a)   "Administrator" means the Administrator of the Plan in accordance with Section 18.

        (b)   "Affiliates" shall have the meaning ascribed in Rule 12b-2 promulgated under the Exchange Act.

        (c)   "Ares" means Ares Corporate Opportunities Fund, L.P., a Delaware limited partnership.

        (d)   "Aurora Entities" means Aurora Equity Partners II L.P., a Delaware limited partnership and Aurora Overseas Equity Partners II, L.P., a Cayman Islands exempt limited partnership

        (e)   "Award" means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

        (f)    "Award Agreement" means a written agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

        (g)   "Beneficial Owner," "Beneficial Ownership" and "Beneficially Owned" shall have the meaning ascribed in Rule 13d-3 under the Exchange Act.

        (h)   "Board" means the Board of Directors of the Company.

        (i)    "Cause" means (unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement):

          (1)   conviction or indictment of an individual or the entering of a plea of nolo contendere by the individual with respect to any felony, crime involving fraud or misrepresentation, or any other crime (whether or not such felony or crime is connected with his or her employment or service) the effect of which in the judgment of the Board is likely to affect, materially and adversely, the Company and/or any Company Affiliate;

          (2)   gross misconduct in connection with the performance of the individual's duties;

          (3)   demonstration of habitual negligence in the performance of the individual's duties; or

          (4)   fraud or dishonesty in connection with an individual's employment or service, or theft, misappropriation or embezzlement of the Company's and/or any Company Affiliate's funds or other property.

        (j)    "Change of Control" means (unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement) the occurrence of one or more of the following, whether accomplished directly or indirectly, or in one or a series of related transactions:

          (1)   Any Person, other than the Aurora Entities, Ares and their respective Affiliates, becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

          (2)   During any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened tender offer, solicitation of proxies or consents by or on behalf of a Person other than the Board) whose appointment, election, or nomination for election was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

          (3)   A reorganization, merger, consolidation, recapitalization, tender offer, exchange offer or other extraordinary transaction involving the Company (a "Fundamental Transaction") becomes effective or is consummated, unless at least 50% of the outstanding voting securities of the surviving or resulting entity (including, without limitation, an entity ("Parent") which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) ("Resulting Entity") are, or are to be, Beneficially Owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding voting securities of the Company immediately prior to such Fundamental Transaction in substantially the same proportions as their Beneficial Ownership, immediately prior to such Fundamental Transaction, of the outstanding voting securities of the Company;

          (4)   A sale, transfer or any other disposition (including, without limitation, by way of spin-off, distribution, complete liquidation or dissolution) of all or substantially all of the Company's business and/or assets (an "Asset Sale") to an unrelated third party (the "Transferee Entity") is consummated.

        (k)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

        (l)    "Common Stock" means the Company's common stock, par value $.01, subject to adjustment as provided in Section 12.

        (m)  "Company" means Douglas Dynamics, Inc., a Delaware corporation, and its successors. For purposes of this definition of Corporation, after the consummation of a Fundamental Transaction or an Asset Sale, the term "successor" shall include, without limitation, the Resulting Entity or Transferee Entity, respectively.

        (n)   "Company Affiliate" means any person or entity that is a subsidiary of, or controlled directly or indirectly by, Douglas Dynamics, Inc. For the purposes of this definition, "control" means the power to direct the management and policies of a person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

        (o)   "Disability," unless otherwise defined in a Participant's employment agreement with the Company (if any), means an individual's absence from, or material inability to perform his or her usual duties or any comparable duties for, the Company on a full-time basis for 90 consecutive business days or 120 business days in any period of 180 business days as a result of mental or physical illness or injury that is total and permanent, as reasonably determined by the Administrator and that is not susceptible to reasonable accommodation.

        (p)   "Effective Date" has the meaning set forth in Section 4.

        (q)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        (r)   "Fair Market Value" means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Shares on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed or on NASDAQ, in any case, as reported in such source as the Administrator shall select. If there is no regular public trading market for such Common Shares, the Fair Market Value of the Shares shall be determined by the Administrator in good faith and in compliance with Section 409A of the Code.

        (s)   "Incentive Bonus" means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such Performance Goal(s) as are specified in the Award Agreement.

        (t)    "Incentive Stock Option" means a stock option that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

        (u)   "Nonemployee Director" means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

        (v)   "Nonqualified Stock Option" means a stock option that is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

        (w)  "Option" means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

        (x)   "Participant" means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

        (y)   "Performance Award" means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more Performance Goal established pursuant to Section 13.

        (z)   "Performance Goal" means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries or Affiliates or its or their respective business units, in all cases before Excluded Items except as otherwise determined by the Administrator upon the grant of an Award: sales or other revenues; cost of goods sold; gross profit; expenses or expense or cost reductions; income or earnings, including net income, income from operations; income before interest and the provision for income taxes; income before provision for income taxes; margins; working capital or any of its components, including accounts receivable, inventories or accounts payable; assets or productivity of assets; return on stockholders' equity, capital, assets or other financial measure that appears on our financial statements or is derived from one or more amounts that appear on our financial statements; stock price; dividend payments; economic value added, or other measure of profitability that considers the cost of capital employed; cash flow; debt or ratio of debt to equity or other financial measure that appears on our financial statements or is derived from one or more amounts that appear on our financial statements; net increase (decrease) in cash and cash equivalents; customer satisfaction; market share; product quality; new product introductions or launches; sustainability, including energy or materials utilization; business efficiency measures; retail sales; safety; or any combination of the foregoing. Performance Goals also may include earnings per share on a consolidated basis and total stockholder return. Unless otherwise determined by the Administrator at the time of grant, as to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but will exclude the effects of the following: (i) charges for reorganizing and restructuring, (ii) discontinued operations, (iii) asset write-downs, (iv) gains or losses on the disposition of a business or business segment or arising from the sale of assets outside the ordinary course of business, (v) changes in tax or accounting principles, regulations or laws, (vi) extraordinary, unusual, transition, one-time and/or non-recurring expenses, revenues or other items of gain or loss, (vii) changes in interest expenses as a result of modified debt structures and (viii) mergers, acquisitions or dispositions, that, in case of each of the foregoing, the Company identifies in its publicly filed periodic or current reports, its audited financial statements, including notes to the financial statements, or the Management's Discussion and Analysis section of the Company's annual report. With respect to any Award intended to qualify as performance-based compensation under Code Section 162(m), such exclusions shall be made only to the extent consistent with Code Section 162(m). To the extent consistent with Code Section 162(m), the Administrator may also provide for other adjustments to Performance Goals in the Award agreement or plan document evidencing any Award. In addition, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company; provided that, with respect to any Award intended to qualify as performance-based compensation under Code Section 162(m), such adjustment may be made only to the extent consistent with Code Section 162(m). Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, in the case of Awards that the Administrator determines at the date of grant will not be considered "performance-based compensation" under Code Section 162(m), the Administrator may establish other Performance Goals and provide for other exclusions or adjustments not listed in this Plan.

        (aa) "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a governmental entity and a "person" as that term is used under Section 13(d) or 14 (d) of the Exchange Act.

        (bb) "Plan" means the Douglas Dynamics, Inc. 2010 Amended and Restated Stock Incentive Plan as set forth herein and as amended from time to time.

        (cc) "Restricted Stock" means Shares granted pursuant to Section 8 of the Plan.

        (dd) "Restricted Stock Unit" means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

        (ee) "Restatement Effective Date" has the meaning set forth in Section 4.

        (ff)  "Share" means a share of the Common Stock, subject to adjustment as provided in Section 12.

        (gg) "Stock Appreciation Right" means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the

Administrator, value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

        (hh) "Subsidiary" means any entity (other than the Company) in an unbroken chain of entities beginning with the Company where each of the entities in the unbroken chain other than the last entity owns stock or other equity possessing at least 50 percent or more of the total combined voting power of all classes of stock or other equity in one of the other entities in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

         (ii)  "Termination of Employment" means ceasing to serve as an employee of the Company or any Subsidiary or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for the Company or any Subsidiary, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine, subject to Section 6(c), that an approved leave of absence or approved employment on a less than full-time basis shall be considered a Termination of Employment, (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a Termination of Employment, (iii) service as a member of the Board or other service provider shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company or any Subsidiary for purposes of any affected Participant's Awards, and the Administrator's decision shall be final and binding.

3.     Eligibility

        Any person who is a current or prospective officer or employee of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. In addition, Nonemployee Directors and any other service providers who have been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for the grant of Awards hereunder as determined by the Administrator. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any corporate Subsidiary within the meaning of the Code, as selected by the Administrator.

4.     Effective Date and Termination of Plan

        This Plan was originally adopted by the Board and approved by the Company's stockholders on May 4, 2010 (the "Effective Date"). This Plan was amended and restated by the Board on August 4, 2010 (the "Restatement Effective Date"). On March 6, 2014 the Board approved a further amendment and restatement of the Plan to add elements required for the qualification of compensation paid under the Plan as performance-based compensation under Code Section 162(m), contingent on approval by the Company's stockholders at the 2014 Annual Meeting of Stockholders. On March 8, 2020, the Board approved a further amendment and restatement of the Plan extending the term of the Plan for another ten years (the "2020 Restatement"). Effective upon approval of the 2020 Restatement by the Company's stockholders, the Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the date on which the Company's stockholders approve the 2020 Restatement. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect. The Plan as amended and restated hereunder shall apply to Awards granted on or after the Restatement Effective Date.

        Except as specifically provided for herein, the provisions of the Plan in existence prior to this amendment and restatement shall continue to govern Awards granted prior to the Restatement Effective Date.

5.     Shares Subject to the Plan and to Awards

        (a)    Aggregate Limits.    The aggregate number of Shares issuable pursuant to all Awards shall not exceed 2,130,000. The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 2,130,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

        (b)    Adjustment.    The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

        (c)    Issuance of Shares.    For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. The aggregate number of Shares available for Awards under this Plan at any time shall not be reduced by (i) Shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) Shares subject to Awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (iii) Shares subject to Awards that otherwise do not result in the issuance of Shares in connection with payment or settlement thereof. In addition, Shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award shall be available for Awards under this Plan.

        (d)    Participant Limits.    Subject to adjustment as provided in Section 12, no Participant may be granted Awards that could result in such Participant:

          (1)   receiving Options for, and/or Stock Appreciation Rights with respect to, more than 450,000 Shares during any fiscal year of the Company;

          (2)   receiving Awards of Restricted Stock and/or Restricted Stock Units relating to more than 150,000 Shares during any fiscal year of the Company;

          (3)   receiving an Incentive Bonus Award that would pay more than $3,000,000 during any fiscal year of the Company.

In all cases, determinations under this Section 5(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

6.     Options

        (a)    Option Awards.    Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to an Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

        (b)    Price.    The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares deliverable upon exercise.

        (c)    Provisions Applicable to Options.    The date on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Administrator determines that an approved leave of absence is not a Termination of Employment, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. The Administrator shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant.

        (d)    Incentive Stock Options.    Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price of such Option must be at least 110% of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any Subsidiary. Notwithstanding anything in this Section 6 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code). If the requirements for an Option to qualify for incentive stock option tax treatment are changed, this Section 6(d) shall be deemed to be automatically amended to reflect such requirements.

        (e)    Effect of Termination of Employment.    Unless an Option earlier expires upon the expiration date established pursuant to Section 6(c), upon a Termination of Employment (i) any portion of the Option that is not exercisable at the time of such Termination of Employment shall be forfeited and canceled as of the date of such Termination of Employment and (ii) a Participant's (or his or her Beneficiary's) rights to exercise any portion of the Option that is exercisable at the time of such Termination of Employment shall be only as follows, in each case, unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement:

          (1)    Death.    If a Participant incurs a Termination of Employment by reason of death, any Option held by such Participant, to the extent then exercisable, may thereafter be exercised by the Participant's Beneficiary for a period of one hundred eighty days from the date of such death or until the expiration of the stated term of such Option, whichever period is the shorter.

          (2)    Disability.    If a Participant incurs a Termination of Employment by reason of Disability, any Option held by such Participant, to the extent then exercisable, may thereafter be exercised by the Participant for a period of one hundred eighty days from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is the shorter.

          (3)    Cause.    If a Participant incurs a Termination of Employment by reason of a termination by the Company for Cause, the entire Option, whether or not then exercisable, shall be immediately forfeited and canceled as of the date of such Termination of Employment.

        (f)    Termination for Reasons other than Death, Disability or Cause.    If a Participant incurs a Termination of Employment for any reason other than death, Disability or for Cause, any Option held by such Participant, to the extent then exercisable, may thereafter be exercised by the Participant for a period of ninety days from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is the shorter.

7.     Stock Appreciation Rights

        Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan ("tandem SARs") or not in conjunction with other Awards ("freestanding SARs") and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement.

8.     Restricted Stock and Restricted Stock Units

        (a)    Restricted Stock and Restricted Stock Unit Awards.    Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

        (b)    Contents of Agreement.    Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the Performance Goal(s), if any, and level of achievement versus the Performance Goal(s) that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

        (c)    Vesting and Performance Goals.    The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Performance Goals.

        (d)    Discretionary Adjustments and Limits.    Notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

        (e)    Voting Rights.    Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company's stock ledger.

        (f)    Dividends and Distributions.    Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

        (g)    Effect of Termination of Employment.    Upon a Participant's Termination of Employment for any reason (including by reason of death or Disability), any then unvested Restricted Stock or Restricted Stock Units held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment, unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement.

9.     Incentive Bonuses

        (a)    General.    Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more Performance Goal(s) established for a performance period established by the Administrator.

        (b)    Incentive Bonus Document.    The terms of any Incentive Bonus will be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the Performance Goal(s) and level of achievement versus the Performance Goal(s)that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

        (c)    Performance Goals.    The Administrator shall establish the Performance Goal(s) and level of achievement versus the Performance Goal(s) that shall determine the target and maximum amount payable under an Incentive Bonus.

        (d)    Timing and Form of Payment.    The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

        (e)    Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

        (f)    Subplans.    Incentive Bonuses payable hereunder may be pursuant to one or more subplans.

        (g)    Effect of Termination of Employment.    Upon a Participant's Termination of Employment for any reason (including by reason of death or Disability), the Participant shall receive payment in respect of any Incentive Bonuses only to the extent specified by the Administrator, unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement. Payments in respect of any such Incentive Bonuses shall be made at the time specified by the Administrator and set forth in the Award Agreement.

10.   Deferral of Gains

        The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

11.   Conditions and Restrictions Upon Securities Subject to Awards

        The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12.   Adjustment of and Changes in the Stock; Certain Transactions

        (a)   In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, but excluding regular, quarterly and other periodic cash dividends), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, the authorization limits under Section 5(a) shall be increased or decreased proportionately, and the Shares then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefore. In the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or any other similar corporate transaction or event affects the Shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorization limits under Section 5(a) shall be adjusted proportionately, and an equitable adjustment shall be made to each Share subject to an Award such that no dilution or enlargement of the benefits or potential benefits occurs. Each such Share then subject to each Award shall be adjusted to the number and class of shares into which each outstanding Share shall be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the Shares then subject to each Award. Action by the Administrator pursuant to this Section 12(a) may include adjustment to any or all of: (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards or be delivered under the Plan; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; (iii) the purchase price or exercise price of a Share under any outstanding Award or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments the Administrator determines to be equitable. No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12(a) of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

        (b)   Unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change of Control, the Administrator may provide for the acceleration of the vesting and, if applicable, exercisability of any outstanding Award, or portion thereof, or the lapsing of any conditions of restrictions on or the time for payment in respect of any outstanding Award, or portion thereof upon termination of the Participant's employment following a Change of Control. In addition, unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change of Control, the Administrator may provide that any or all of the following shall occur in connection with a Change of Control: (i) the substitution for the Shares subject to any outstanding Award, or portion thereof, stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, in which event the aggregate purchase or exercise price, if any, of such Award, or portion thereof, shall remain the same, (ii) the conversion of any outstanding Award, or portion thereof, into a right to receive cash or other property upon or following the consummation of the Change of Control in an amount equal to the value of the consideration to be received by holders of Common Shares in connection with such transaction for one Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Shares subject to such Award, or a portion thereof, (iii) acceleration of the vesting (and, as applicable, the exercisability) of any and/or all outstanding Awards, and/or (iv) the cancellation of any outstanding and unexercised Awards upon or following the consummation of the Change of Control. Any actions or determinations of the Administrator pursuant to this Section 12(b) may, but need not be uniform as to all outstanding Awards, and the Administrator may, but need not treat all holders of outstanding Awards identically.

13.   Performance-Based Compensation

        The Administrator may establish Performance Goals and level of achievement versus such Performance Goals that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award. Notwithstanding satisfaction of any Performance Goals, the number of Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

14.   Transferability

        No Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the "Grantee") may transfer an Award to any "family member" of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended ("Form S-8")), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee's continued employment, performance or service shall continue to be determined with reference to the Grantee's employment, performance or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 14, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession. Any attempted sale, transfer, pledge, assignment, alienation or hypothecation of an Award by a Participant in violation of this Section 14 shall result in forfeiture of such Award.

15.   Suspension or Termination of Awards

        Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an "Authorized Officer") reasonably believes that a Participant may have committed any act constituting Cause for termination of employment, or a violation of any non-competition covenant, the Authorized Officer, Administrator or the Board may suspend the Participant's rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether such an act has been committed.

        If the Administrator or an Authorized Officer determines a Participant has committed any act constituting Cause for termination of employment or a violation of any non-competition covenant, then except as otherwise provided by the Administrator, (a) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (b) the Participant will forfeit all outstanding Awards and (c) the Participant may be required, at the Administrator's sole discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator.

16.   Compliance with Laws and Regulations

        This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Award is effective and current or the Company has determined that such registration is unnecessary.

        In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company's obligations with respect to tax equalization for Participants employed outside their home country.

17.   Withholding

        To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.

18.   Administration of the Plan

        (a)    Administrator of the Plan.    The Plan shall be administered by the Administrator who except with respect to Awards made to non-employee directors shall be the Compensation Committee of the Board, and who with respect to Awards made to non-employee directors shall be the Nominating and Corporate Governance Committee of the Board, or in the absence of one or both of these committees, as applicable, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Administrator may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Administrator. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. The Administrator hereby designates the Secretary of the Company and the head of the Company's human resource function to assist the Administrator in the administration of the Plan and execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or the Company. In addition, Administrator may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

        (b)    Powers of Administrator.    Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of Performance Goal(s), the occurrence of certain events (including a Change of Control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; (ix) subject to any stockholder approval required in accordance with Section 19, to reduce the exercise price of any Option or Stock Appreciation Right to the Fair Market Value of the Shares at the time of the reduction if the Fair Market Value of the Shares covered by that Option or Stock Appreciation Right has declined since the date it was granted, either directly or through cancellation and regrant of the Option or Stock Appreciation Right; (x) subject to any stockholder approval required in accordance with Section 19, to exchange Options and Stock Appreciation Rights for other Awards; (xi) to cause the Company to purchase outstanding Options and Stock Appreciation Rights for cash or other consideration; (xii) to require or permit Participant elections and/or consents under this Plan to be made by means of such electronic media as the Administrator may prescribe; and (xiii) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or a Company Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Administrator may also (A) accelerate the date on which any Award granted under the Plan becomes exercisable or (B) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Administrator, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances.

        (c)    Determinations by the Administrator.    All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

        (d)    Subsidiary Awards.    In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

19.   Amendment of the Plan or Awards

        The Board may amend, alter or discontinue this Plan and the Administrator may amend or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company:

          (a)   increase the maximum number of Shares for which Awards may be granted under this Plan;

          (b)   reduce the price at which Options may be granted below the price provided for in Section 6(b);

          (c)   change the class of persons eligible to be Participants; or

          (d)   otherwise amend the Plan in any manner requiring stockholder approval by law or under stock exchange listing requirements.

        No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder's consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

        Notwithstanding anything in the Plan to the contrary, and except for the adjustments provided for in Section 12, neither the Administrator nor any other person may (1) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise or grant price of such outstanding Options or Stock Appreciation Rights; (2) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise or grant price that is less than the exercise or grant price of the original Options or Stock Appreciation Rights; or (3) cancel outstanding Options or Stock Appreciation Rights with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities.

20.   No Liability of Company

        The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21.   Non-Exclusivity of Plan

        Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

22.   No Right to Employment, Reelection or Continued Service

        Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant's employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

23.   Unfunded Plan

        The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

24.   Section 409A of the Code

        It is intended that any Incentive and Nonqualified Stock Options, Stock Appreciation Rights, and Restricted Stock issued pursuant to this Plan and any Award Agreement shall not constitute "Deferrals of Compensation" within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A of the Code. It is further intended that any Restricted

Stock Units and Incentive Bonuses issued pursuant to this Plan and any Award Agreement (which may or may not constitute "deferrals of compensation," depending on the terms of each Award) shall avoid any "plan failures" within the meaning of Section 409A(a)(1) of the Code. The Plan is to be interpreted and administered in a manner consistent with these intentions. However, no guarantee or commitment is made that the Plan or any Award Agreement shall be administered in accordance with the requirements of Section 409A of the Code, with respect to amounts that are subject to such requirements, or that the Plan or any Award Agreement shall be administered in a manner that avoids the application of Section 409A of the Code, with respect to amounts that are not subject to such requirements.

25.   Required Delay in Payment on Account of a Separation from Service

        Notwithstanding any other provision in this Plan or any Award Agreement, if any Award recipient is a "specified employee," as defined in Treasury Regulations section 1.409A-1(i), as of the date of his or her "Separation from Service" (as defined in authoritative IRS guidance under Section 409A of the Code), then, to the extent required by Treasury Regulations section 1.409A-3(i)(2), any payment made to the Award recipient on account of his or her Separation from Service shall not be made before a date that is six months after the date of his or her Separation from Service. The Administrator may elect any of the methods of applying this rule that are permitted under Treasury Regulations section 1.409A-3(i)(2)(ii).

26.   Recoupment

        Any Awards granted pursuant to this Plan on or after March 1, 2016, and any Shares issued or cash paid pursuant to such an Award, shall be subject to any recoupment, clawback or compensation recovery policy that is adopted by, or any recoupment, clawback, compensation recovery or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold 01 - James L. Janik 02 - James D. Staley For Against Abstain For Against Abstain 2. Advisory vote (non-binding) to approve the compensation of the Company's named executive officers. 3. The ratification of the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2020. For Against Abstain 4. Approval of the Company’s Amended and Restated 2010 Stock Incentive Plan. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 2 3 B V 036JLB B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 2020 Annual Meeting Proxy Card

2020 Annual Meeting Admission Ticket 2020 Annual Meeting of Douglas Dynamics, Inc. Stockholders April 28, 2020, 2:00pm CT Douglas Dynamics Distribution Center 7611 North 73rd Street, Milwaukee, Wisconsin 53223 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Stockholders Douglas Dynamics Distribution Center, 7611 North 73rd Street, Milwaukee, WI 53223 Proxy Solicited by Board of Directors for Annual Meeting — April 28, 2020 The undersigned hereby appoints Robert L. McCormick and Sarah C. Lauber, and either of them, each with the power of substitution, as proxies for the undersigned to attend the Annual Meeting of Stockholders of Douglas Dynamics, Inc. (“the Company”) to be held on April 28, 2020 at 2:00 p.m. central time and any adjournments or postponements thereof and to vote all shares of the common stock of the Company that the undersigned is entitled to vote upon each of the matters referenced in the Proxy Statement for the Annual Meeting as designated on the reverse side, and, at their discretion, upon such other matters as may properly come before the Annual Meeting. If you own shares of the Company's common stock through the Douglas Dynamics, L.L.C. 401(k) Plan, your vote will provide voting instructions to the trustee(s) of the plan. If no instructions are given, the trustee(s) will vote your shares as described in the Proxy Statement. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IMPORTANT --THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 28, 2020. The Douglas Dynamics, Inc. proxy statement for the 2020 Annual Meeting of Stockholders and the Annual Report to Stockholders are available at http://ir.douglasdynamics.com/index.cfm. Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Douglas Dynamics, Inc.